For further information:
Nancy Morovich, VP, Investor Relations
Phone 504/576-5506, Fax 504/576-2897

INVESTOR NEWS                                                                                                                                                    nmorovi@entergy.com

Exhibit 99.1

October 23, 2003

ENTERGY REPORTS THIRD QUARTER EARNINGS

NEW ORLEANS - Entergy Corporation reported third quarter 2003 earnings of $1.57 per share compared with $1.59 in the same period of 2002, with third quarter 2002 including a special item reflecting a gain on the sale of two development projects in Spain. Entergy's earnings on an operational basis were $1.57 per share in third quarter 2003 compared to $1.50 per share in third quarter 2002.

"Focusing on execution continues to result in consistent financial performance across our businesses," said J. Wayne Leonard, Entergy's chief executive officer. "The financial impact of the blackout experienced in the Northeast was more than overcome by solid results at the Utility and Entergy-Koch, LP. We remain committed to solid fundamentals in all aspects of our business as we drive toward our goal of continuous top quartile shareholder returns."

Earnings Highlights for Third Quarter 2003

  Utility revenues are strengthened by approved rate relief put in place at Entergy Mississippi and Entergy New Orleans earlier in the year as well as a return to near normal weather, page 2.

  Entergy Nuclear results are impacted by Northeast blackout and higher expense for refueling amortization partially offset by revenues from a full quarter of Vermont Yankee and uprates, page 5.

  Entergy-Koch, LP achieves another strong quarter in trading, page 6.

Other third quarter events include:

  Entergy signs an administrative services contract with the Nebraska Public Power District for the 800 MW Cooper Nuclear Station. The ten year contract is the first such third party services contract for a nuclear facility.

  For the second consecutive year, Entergy met the stringent qualifications to retain its listing on the Dow Jones Sustainability Index for 2004. Entergy is one of only three U.S. utilities to be included on this index which considers members based on economic, environmental and social criteria.

Entergy will host a teleconference to discuss third quarter results at 10:00 a.m. CDT, Thursday, October 23, 2003 with access either by telephone, 913-981-5571, confirmation code 553475, or via website at www.entergy.com/webcasts.

I. Consolidated Results

Table 1 provides a comparative summary of consolidated earnings per share for third quarter and year-to-date 2003.

Table 1: Entergy Corporation Consolidated Results
Third Quarter and Year-to-Date 2003 vs. 2002
(Per share in U.S. $)
	Third Quarter			Year-to-Date
	2003	2002	$ Change	2003	2002	$ Change
As-Reported
U.S. Utility	1.17	1.07	0.10	2.18	2.38	(0.20)
Parent & Other	(0.01)	(0.02)	0.01	(0.08)	(0.07)	(0.01)
Competitive Businesses	0.41	0.54	(0.13)	2.09	(0.01)	2.10
Consolidated Earnings	1.57	1.59	(0.02)	4.19	2.30	1.89

Less Special Items
U.S. Utility	-	-	-	(0.38)	-	(0.38)
Parent & Other	-	-	-	-	-	-
Competitive Businesses	-	0.09	(0.09)	0.70	(1.17)	1.87
Total	-	0.09	(0.09)	0.32	(1.17)	1.49
Operational
U.S. Utility	1.17	1.07	0.10	2.56	2.38	0.18
Parent & Other	(0.01)	(0.02)	0.01	(0.08)	(0.07)	(0.01)
Competitive Businesses	0.41	0.45	(0.04)	1.39	1.16	0.23
Consolidated Earnings	1.57	1.50	0.07	3.87	3.47	0.40

Weather Impact	(0.01)	(0.04)	0.03	(0.02)	(0.02)	-

II. U.S. Utility

In third quarter 2003, Utility as-reported and operational earnings were $1.17 per share, compared to $1.07 in third quarter 2002. The increase resulted primarily from improved pricing in connection with approved rate increases put into place at Entergy Mississippi and Entergy New Orleans during 2003, as well as the effects of near normal weather in 2003 compared to the milder-than-normal weather experienced in third quarter 2002.

Usage in the residential sector in third quarter 2003 was roughly equal to third quarter 2002. Commercial and governmental sales were up slightly, while industrial sales experienced an 8 percent decline quarter over quarter. The decline in industrial sales reflects the loss of three industrial customers to cogeneration since third quarter 2002. Excluding the loss of these customers, overall retail sales were down less than 1 percent quarter to quarter. A summary of sales volumes by customer class is included in Appendix A to this release.

Table 2 provides a summary of the Utility's key operational measures with quarter-to-quarter and year-to-date comparisons.

Table 2: Utility Operational Performance Measures
Third Quarter and Year-to-Date 2003 vs. 2002 (see appendix D for definitions of measures)
	Third Quarter			Year-to-Date
	2003	2002	% Change	2003	2002	% Change
Utility
Generation in GWh	21,438	26,635	-20%	59,884	70,364	-15%
GWh billed
Residential	10,763	10,827	-0.6%	25,776	25,303	1.9%
Commercial and governmental	8,276	8,240	0.4%	21,558	21,221	1.6%
Industrial	9,975	10,839	-8.0%	28,855	30,770	-6.2%
Operation & maintenance expense per MWh	$17.66	$14.01	26%	$18.54	$18.02	3%
Reliability
SAIFI (number, annualized)	1.8	2.1	-14%
SAIDI (minutes, annualized)	155	156	-1%
Reliability complaints	37	58	-36%	70	96	-27%
Safety	13	10	30%	20	28	-29%
Number of customers
Residential				2,252,533	2,236,611	0.7%
Commercial & governmental				321,281	316,665	1.5%
Industrial				42,148	41,486	1.6%

Appendix C provides a summary of the Utility's pending regulatory cases and events by operating subsidiary.

III. Parent & Other

Parent & Other recorded results in line with last year with an as-reported and operational loss per share of $(0.01) in third quarter 2003, compared with a loss of $(0.02) in third quarter 2002.

IV. Competitive Businesses

As-reported earnings were $0.41 per share for the competitive businesses in third quarter 2003, compared to $0.54 in the same period of 2002. As-reported earnings in 2002 reflected a gain totaling $0.09 per share in connection with the sale of two development projects in Spain. On an operational basis, third quarter 2003 earnings per share were $0.41 compared to $0.45 in 2002. The decrease in third quarter 2003 reflects lower results at Entergy Nuclear partially offset by stronger performance at Entergy-Koch, LP.

Table 3 provides a 2003 vs. 2002 comparison of contributions by competitive business for third quarter and year-to-date, on both as-reported and operational bases.

Table 3: Competitive Businesses Contributions to Earnings Per Share
Third Quarter and Year-to-Date 2003 vs. 2002
(Per share in U.S. $)
	Third Quarter			Year-to-Date
	2003	2002	$ Change	2003	2002	$ Change
As-Reported
Entergy Nuclear	0.25	0.32	(0.07)	1.31	0.74	0.57
Energy Commodity Services
Non-nuclear wholesale assets	(0.02)	0.07	(0.09)	(0.03)	(1.17)	1.14
Entergy-Koch Trading	0.17	0.12	0.05	0.74	0.28	0.46
Gulf South Pipeline	0.01	0.03	(0.02)	0.07	0.14	(0.07)
Total Energy Commodity Services	0.16	0.22	(0.06)	0.78	(0.75)	1.53
Total	0.41	0.54	(0.13)	2.09	(0.01)	2.10

Less Special Items
Entergy Nuclear	-	-	-	0.70	-	0.70
Energy Commodity Services
Non-nuclear wholesale assets	-	0.09	(0.09)	-	(1.17)	1.17
Entergy-Koch Trading	-	-	-	-	-	-
Gulf South Pipeline	-	-	-	-	-	-
Total Energy Commodity Services	-	0.09	(0.09)	-	(1.17)	1.17
Total	-	0.09	(0.09)	0.70	(1.17)	1.87

Operational
Entergy Nuclear	0.25	0.32	(0.07)	0.61	0.74	(0.13)
Energy Commodity Services
Non-nuclear wholesale assets	(0.02)	(0.02)	-	(0.03)	-	(0.03)
Entergy-Koch Trading	0.17	0.12	0.05	0.74	0.28	0.46
Gulf South Pipeline	0.01	0.03	(0.02)	0.07	0.14	(0.07)
Total Energy Commodity Services	0.16	0.13	0.03	0.78	0.42	0.36
Total	0.41	0.45	(0.04)	1.39	1.16	0.23

Table 4 provides a summary of Entergy's Competitive Businesses' generation in MWh sold forward for the years 2003, 2004, and 2005. During third quarter 2003, Entergy entered into nine new contracts for Entergy Nuclear plant output and/or capacity. Transaction terms range from 2004 to 2007, and represent, on average, over 150 MW per year and $7 million of revenues per year.

Table 4: Competitive Businesses Capacity and Generation Sold Forward
Remainder of 2003 through 2005 (see appendix D for definitions of measures)
	Remainder of
	2003	2004	2005(a)
Entergy Nuclear
Capacity
Planned net MW in operation	4,001	4,111	4,208
Percent of EN's total capacity sold forward	99%	82%	27%

Energy
Planned TWh of generation	9	33	34
Percent of EN's total planned generation sold forward
Contracts entered into prior to third quarter 2003	100%	99%	39%
New contracts in third quarter 2003	0%	1%	0%
Total EN planned generation sold forward	100%	100%	39%
Percent of EN's total planned generation sold forward by contract type
Unit-contingent	69%	57%	21%
Unit-contingent with availability guarantees	31%	43%	14%
Firm liquidated damages (LD)	0%	0%	4%
Total	100%	100%	39%
Average contract price per MWh	$36	$38	$37
Average expected market price per MWh	NA	NA	$41

Energy Commodity Services
Planned TWh of generation	1	4	4
Percent of ECS' total planned generation sold forward	73%	59%	61%
Average contract spark spread per MWh	$8	$8	$8
Average expected market spark spread per MWh	$0	$0	$0

(a) Two percent of EN's total planned generation sold forward in 2005 is associated with the Vermont Yankee contract for which pricing may be adjusted.

Entergy Nuclear

Entergy Nuclear (EN) earned $0.25 per share, compared to $0.32 in third quarter 2002. The decrease was due primarily to reduced revenues as the result of the August 2003 blackout in the Northeast as well as the impact of lower pricing on a quarter to quarter basis. In addition, higher levels of expense associated with refueling amortization served to reduce third quarter 2003 results. The contribution of a full quarter's operations of Vermont Yankee, acquired at the end of July 2002, and the additional generation from uprates partially offset the impact of the decreases in earnings noted above. EN's average capacity factor was 93.6 percent for third quarter 2003, compared to 96.8 percent for the same period in 2002.

Average production costs increased modestly quarter to quarter due to higher refueling outage amortization expense resulting from planned refueling outages in fall 2002 and spring 2003. For the years 2003 and 2004, EN has sold 100 percent of the generation of its assets at average prices per megawatt hour of $36 and $38, respectively. In addition, 39 percent of 2005 output is currently under contract at an average price of $37 per megawatt hour.

Table 5 provides a summary of Entergy Nuclear's key operational measures with quarter-to-quarter and year-to-date comparisons.

Table 5: Entergy Nuclear Operational Performance Measures
Third Quarter and Year-to-Date 2003 vs. 2002 (see appendix D for definitions of measures)
	Third Quarter			Year-to-Date
	2003	2002	% Change	2003	2002	% Change
Entergy Nuclear
Net MW in operation	4,001	3,955	1%
Average realized price per MWh	40.67	42.59	-5%
Production cost per MWh	20.03	19.82	1%	21.49	19.62	10%
Generation in GWh	8,246	8,152	1%	23,676	23,110	2%
Capacity factor	93.6%	96.8%	-3%	90.5%	98.5%	-8%
Refueling outage duration
No refueling outages completed during the quarter

Energy Commodity Services

Energy Commodity Services (ECS) includes earnings contributions from Entergy-Koch, LP and Entergy's non-nuclear wholesale assets business. ECS recorded as-reported earnings of $0.16 per share in third quarter 2003, compared to $0.22 in the same period last year. The decrease in 2003 was due to the absence of a $0.09 gain reported in third quarter 2002 in connection with the sale of two development projects in Spain.

Operational earnings in third quarter 2003 were $0.16, compared to $0.13 in the same period of 2002, reflecting higher earnings at Entergy-Koch Trading (EKT), a subsidiary of Entergy-Koch, LP. While volatility was down compared to third quarter 2002, trading results reflected strong earnings in point-of-view trading. In addition, EKT's physical optimization business continued to be a key driver of profitability, and its European business contributed year over year increases as trading activities expanded beyond the UK. Earnings at Entergy-Koch's gas transportation subsidiary, Gulf South Pipeline, were $0.01 per share compared to $0.03 per share for third quarter 2002. Lower throughput and higher production costs impacted Gulf South's results. The decreased throughput was due to higher gas prices causing generally lower gas demand as industrial and power plant customers switch to fuel oil. Higher costs were primarily the result of incremental legal expenses in connection with Gulf South's defense of a lawsuit which it believes has no merit.

Finally, the income sharing mechanisms that are part of the Entergy-Koch partnership agreement allocated substantially all of the partnership's income to Entergy in third quarter 2003. It is expected that beginning in 2004, Entergy's share of the partnership's income will be 50 percent, consistent with its ownership interest.

Table 6 provides a summary of Energy Commodity Services' key operational measures with quarter-to-quarter and year-to-date comparisons.

Table 6: Energy Commodity Services Operational Performance Measures
Third Quarter and Year-to-Date 2003 vs. 2002 (see appendix D for definitions of measures)
	Third Quarter			Year-to-Date
	2003	2002	% Change	2003	2002	% Change
Entergy-Koch Trading
Electricity volatility	34%	57%	-40%	62%	50%	24%
Gas volatility	39%	58%	-33%	62%	64%	-3%
Electricity marketed (GWh) (b)	105,184	94,980	11%	329,528	271,206	22%
Gas marketed (Bcf/d) (b)	5.8	6.7	-13%	6.3	6.0	5%
Gain/loss days	1.7	2.0	-15%	1.5	1.9	-21%
Daily average earnings at risk	12.1	11.4	6%	14.9	10.0	49%
Low daily earnings at risk	7.8	8.7	-10%	7.6	6.6	15%
High daily earnings at risk	19.6	14.1	39%	35.2	14.7	139%
Gulf South Pipeline
Throughput (Bcf/d)	1.84	2.27	-19%	1.98	2.40	-18%
Production cost ($/mmbtu)	$0.171	$0.096	78%	$0.137	$0.088	56%
Non-Nuclear Wholesale Assets
Net MW in operation	1,806	1,209	49%
Generation in GWh	919	286	221%

(b) Previously reported volumes, which included only U.S. trading, have been adjusted to reflect both U.S. and Europe volumes traded.

EKT's Average Daily Earnings at Risk (DEAR) during third quarter 2003 increased slightly to $12.1 million when compared to third quarter 2002. In addition to DEAR, EKT employs other risk measures that test whether or not overall risk is within acceptable limits. All of these measures were managed in accordance with established trading policies and procedures during the quarter.

Essentially all of the total market value of EKT's mark-to-market portfolio is based on actively quoted prices, and approximately 90 percent of EKT's counterparty credit exposure is associated with companies that currently have investment-grade credit ratings. Lastly, mark-to-market earnings comprised 11 percent of Entergy's consolidated operational earnings for third quarter 2003. On a year-to-date basis, mark-to-market earnings comprised 19 percent of Entergy's consolidated operational earnings.

Table 7 provides additional details on Entergy-Koch's trading activities during third quarter 2003.

Table 7: Entergy-Koch Trading Details (see appendix D for definitions of measures)

	2003
Changes in Fair Value of Trading Contracts ($ in millions)
Fair value of contracts outstanding at December 31, 2002 after implementation of EITF 02-03	90.9
(Gain)/Loss from contracts realized/settled during the period	(453.7)
Initial recorded value of contracts entered into during the period	-
Net option premiums received during the period	111.6
Change in fair value of contracts attributable to market movements during the period	356.4
Other changes in fair value	-
Net change in contracts outstanding during the period	14.3
Fair value of contracts outstanding at September 30, 2003	105.2

Counterparty Credit Exposure (percent of credit exposure net of collateral)	2003
AAA	0.2
AA	23.7
A	36.8
BBB	29.5
Non-investment grade/Not rated	9.8

	2003	2002	Change
Balance Sheet ($ in millions)
Mark-to-market accounting detail:
Fair value of contracts at end of period	105.2	115.0	(9.8)
Partners' capital	1,304	1,149	155
Fair value of contracts as percent of partners' capital	8.1%	10.0%	(19.0%)

	0-12 Months	13-24 Months	25+ Months	Total
Maturities and Sources for Fair Value of Trading Contracts at September 30, 2003 ($ in millions)
Prices actively quoted	147.2	(5.5)	(15.0)	126.7
Prices provided by other sources	11.1	(27.0)	(13.1)	(29.0)
Prices based on models	13.1	(8.0)	2.4	7.5
Total	171.4	(40.5)	(25.7)	105.2

V. Variance Analysis

Tables 8 and 9 provide third quarter and year-to-date 2003 vs. 2002 earnings variance analyses for "U.S. Utility, Parent & Other," "Competitive Businesses," and "Consolidated."

Table 8: Entergy Corporation Reported Earnings Per Share Variance Analysis
Third Quarter 2003 vs. 2002
(Per share in U.S. $, sorted in consolidated
column, most to least favorable)	U.S. Utility,		Competitive
	Parent & Other		Businesses		Consolidated
2002 earnings	1.05		0.54		1.59
Net revenue	0.18	(c)	(0.12)	(d)	0.06
Interest expense and other charges	-		0.05	(e)	0.05
Other operation & maintenance expense	(0.02)		0.06	(f)	0.04
Other income (deductions)	(0.02)		0.05	(g)	0.03
Income taxes - other	0.04	(h)	(0.01)		0.03
Interest and dividend income	0.01		-		0.01
Taxes other than income taxes	0.01		(0.01)		-
Depreciation/amortization expense	(0.02)		-		(0.02)
Share repurchase/dilution effect	(0.03)		(0.01)		(0.04)
Nuclear refueling outage expense	-		(0.04)	(i)	(0.04)
Decommissioning expense	(0.04)	(j)	(0.01)		(0.05)
Asset/contract impairments and restructuring charges	-		(0.09)	(k)	(0.09)
2003 earnings	1.16		0.41		1.57

Table 9: Entergy Corporation Reported Earnings Per Share Variance Analysis
Year-to-Date 2003 vs. 2002
(Per share in U.S. $, sorted in consolidated
column, most to least favorable)	U.S. Utility,		Competitive
	Parent & Other		Businesses		Consolidated
2002 earnings	2.31		(0.01)		2.30
Asset/contract impairments and restructuring charges	-		1.17	(k)	1.17
Cumulative effect of accounting changes	(0.09)	(l)	0.72	(l)	0.63
Other operation & maintenance expense	0.44	(m)	0.03		0.47
Interest expense and other charges	(0.02)		0.13	(e)	0.11
Other income (deductions)	(0.32)	(n)	0.41	(g)	0.09
Income taxes - other	0.07	(h)	(0.03)		0.04
Interest and dividend income	0.03		-		0.03
Depreciation/amortization expense	(0.04)		0.01		(0.03)
Taxes other than income taxes	-		(0.03)		(0.03)
Share repurchase/dilution effect	(0.03)		(0.03)		(0.06)
Nuclear refueling outage expense	-		(0.12)	(i)	(0.12)
Decommissioning expense	(0.12)	(j)	(0.02)		(0.14)
Net revenue (loss)	(0.13)	(c)	(0.14)	(d)	(0.27)
2003 earnings	2.10		2.09		4.19

Footnotes to Tables 8 and 9 follow:

Utility Net Revenue Variance Analysis, 2003 vs. 2002 ($ EPS)
Third Quarter		Year-to-Date
Weather	0.03	Weather	-
Sales growth/pricing-net	0.03	Sales growth/pricing-net	0.12
Ice Storm/TCA Regulatory settlement	-	Ice Storm/TCA Regulatory settlement	(0.41)
Regulatory credit	0.03	Regulatory credit	0.09
Competitive retail	0.03	Competitive retail	0.04
Other	0.06	Other	0.03
Total	0.18	Total	(0.13)

  Net revenue increased in third quarter due primarily to higher revenues resulting from rate changes implemented during 2003, increased revenue from the competitive retail business and a return to near normal weather. Entergy's competitive retail business is currently operating within ERCOT and as a start-up is generating revenues but has not yet achieved profitability. Year-to-date net revenue decreased due primarily to the absence in 2003 of the impact of recording the ice storm settlement reached with the Arkansas Public Service Commission in 2002. This settlement resulted in previously deferred revenues at Entergy Arkansas per the Transition Cost Account mechanism being recorded in net revenue in second quarter 2002. Partially offsetting the settlement impact were higher revenues resulting from rate changes and increased revenue from the competitive retail business. In addition, regulatory credits, which show increases in third quarter and year-to-date periods, are offset by higher decommissioning expenses resulting from implementation of SFAS 143.

  Net revenue decreased due to lower revenues at Entergy Nuclear resulting from the August blackout in the Northeast and from lower revenues in the non-nuclear wholesale assets business.

  Interest expense and other charges decreased due to the absence of debt associated with the Damhead Creek power plant in the UK.

  Other operation & maintenance expense decreased due primarily to the absence of Damhead Creek operations and lower development expenses.

  Other income (deductions) increased due primarily to higher Entergy-Koch earnings.

  Income statement line items are tax effected at the statutory rate. Any difference between the statutory and effective tax rate is reflected in the "Income taxes-other" line.

  Nuclear refueling outage expense increased due to higher nuclear refueling outage amortization expense at Indian Point 2, Vermont Yankee and FitzPatrick where outages were completed in fourth quarter 2002, and Pilgrim and Indian Point 3, where outages were completed during second quarter 2003.

  Decommissioning expense increased due to higher accretion expense on decommissioning liabilities resulting from implementation of SFAS 143, which is primarily offset by regulatory credits captured in net revenue to reflect anticipated recovery of these expenses.

  Asset/contract impairments and restructuring charges at the Competitive Businesses primarily reflect prior year's impact of recording costs associated with impairment reserves related to certain non-nuclear wholesale assets.

  Cumulative effect of accounting change reflects implementation of SFAS 143, a new accounting standard which required the revaluation of certain assets and liabilities associated with nuclear decommissioning.

  Other operation & maintenance expense decreased due primarily to the absence of Entergy Arkansas' ice storm settlement, $(0.44), recorded in second quarter 2002.

  Other income (deductions) decreased primarily due to a loss provision recorded in second quarter 2003, $(0.29), as a result of an unfavorable court decision in Texas on previously-disallowed River Bend construction costs.

  Table 10 lists special items by business with quarter-to-quarter and year-to-date comparisons. Special items are those events that are not routine, are related to prior periods, or are related to discontinued businesses. Special items are included in as-reported earnings per share results but are excluded from operational earnings per share. The timing of recording such items is made in accordance with generally accepted accounting principles.

Table 10: Entergy Special Items [shown as positive / (negative) impact on earnings]
Third Quarter and Year-to-Date 2003 vs. 2002
(Per share in U.S. $)	Third Quarter			Year-to-Date
	2003	2002	$ Change	2003	2002	$ Change
U.S. Utility Special Items
River Bend loss provision		-		(0.29)	-	(0.29)
SFAS 143 implementation	-	-	-	(0.09)	-	(0.09)
Total		-		(0.38)	-	(0.38)
Parent & Other Special Items
Total	-	-	-	-	-	-
Competitive Businesses Special Items
Entergy Nuclear
SFAS 143 implementation	-	-	-	0.70	-	0.70
Energy Commodity Services
Gain on disposition of assets	-	0.09	(0.09)	-	0.09	(0.09)
Asset impairments	-			-	(0.48)	0.48
Turbine commitment	-			-	(0.52)	0.52
Development costs	-	-	-	-	(0.09)	0.09
Restructuring	-	-	-	-	(0.17)	0.17
Total	-	0.09	(0.09)	0.70	(1.17)	1.87
Total Special Items	-	0.09	(0.09)	0.32	(1.17)	1.49

  VI. Cash and Liquidity

  Entergy generated $651 million in operating cash in third quarter 2003, a decrease of $216 million compared to third quarter 2002. Higher tax payments, increased deferred fuel costs, and the impact of the blackout in the Northeast all contributed to the decrease in operating cash. In addition, increased levels of working capital reduced cash flow in third quarter 2003 compared to the same period last year. Entergy expects the combination of fourth quarter 2003 net income plus depreciation, fuel cost recovery and working capital changes, will result in full year operating cash flow that approximates $1.9 billion, consistent with its previous full-year projection.

  Table 11 provides operating cash flow information with quarter-to-quarter and year-to-date comparisons for Utility, Parent & Other, Entergy Nuclear, and Energy Commodity Services.

Table 11: Entergy Corporation Operating Cash Flow
Third Quarter and Year-to-Date 2003 vs. 2002
(U.S. $ in millions)
	Third Quarter			Year-to-Date
	2003	2002	$ Change	2003	2002	$ Change

U.S. Utility, Parent & Other	571	736	-165	1,109	1,437	-328
Entergy Nuclear	125	138	-13	198	303	-105
Energy Commodity Services(o)	-45	-7	-38	-131	-70	-61
Total Operating Cash Flow	651	867	-216	1,176	1,670	-494

  Energy Commodity Services' operating cash flow includes contributions from Entergy's investment in Entergy-Koch, LP that are recognized in Entergy Corporation's financial statements (such as dividends received and taxes paid).

At the end of third quarter 2003, Entergy's combined cash balance and unused capacity on bank revolvers totaled more than $1.7 billion, comprised of $578 million of cash and cash equivalents and unused revolver capacity of $1.13 billion at the Parent and Utility subsidiaries.  Entergy's corporate revolver combined with the ability of the Parent to issue term debt, $650 million of which has been issued since December 2002, provides the company with substantial liquidity and financial flexibility.

As detailed in Table 12, Entergy expects to have significant cash available through 2005 primarily for three potential uses: investments in new businesses or assets, repayment of debt or equity, and dividend increases. Sources shown on the table include $1.7 billion of new debt that Entergy believes it could issue in association with new investments while maintaining a net debt ratio of 50% or less. This amount could vary depending upon the type of new investment and the credit market environment. The table also reflects the impact of Entergy's Board of Directors' decision on July 27, 2003, to approve a 29 percent increase in the Entergy common dividend to $1.80 per share on an annual basis.

Table 12 provides a summary of projected sources and uses of cash for the period from October 1, 2003 through the end of 2005.

Table 12: Entergy Corporation Projected Sources and Uses of Cash October 1, 2003 through 2005
($ in billions)		10/01/03 - 12/31/05
Beginning cash at 10/1/03		0.6
Entergy Corp. credit revolver - unused portion	1.0
Planned refinancings	0.5
New debt capacity	1.7
Total financings		3.2
Operating cash flow		5.2
Total sources		9.0
Debt maturities		1.3
Capital expenditures		2.6
Dividends		1.0
Targeted liquidity		0.8
Total uses		5.7
Net Liquidity Available for New Investment, Debt/Equity Retirement, Dividend Increase		3.3

VII. Other Financial Performance Highlights

As-reported net margin was 11.62 percent, an increase of more than 5 percentage points over third quarter 2002, while operational net margin improved approximately 1 percentage point over last year to 10.81 percent. Return on equity, on an as-reported basis, increased by more than 5 percentage points to 12.56 percent while operational return on equity was nearly 12 percent.

Entergy's capital structure remains within the target range of 45 to 50 percent net debt to net capital. Entergy's off-balance sheet debt, exclusive of operating leases, equals $387 million and constitutes only 2 percent of total capitalization.

Table 13 provides a summary of financial measures with quarter-to-quarter and year-to-date comparisons.

Table 13: Entergy Corporation Key Financial Performance and Flexibility Measures (p)
Third Quarter 2003 vs. 2002 (see appendix D for definitions of certain measures)
	Third Quarter
For 12 months ending September 30	2003	2002	Change
Return on average invested capital - as-reported	8.12%	5.41%	2.71%
Return on average invested capital - operational	7.70%	7.07%	0.63%
Return on average common equity - as-reported	12.56%	7.10%	5.46%
Return on average common equity - operational	11.69%	10.82%	0.87%
Net margin - as-reported	11.62%	6.55%	5.07%
Net margin - operational	10.81%	9.94%	0.87%
Cash flow interest coverage	4.12	5.60	(1.48)
Book value per share	$38.39	$35.18	$3.21
End of period shares outstanding (millions)	228.5	222.3	6.2

As of September 30 ($ in millions)	2003	2002	Change
Revolver capacity	1,133	823	310
Total gross liquidity	1,711	1,772	(61)
Total debt	8,331	8,081	250
Off-balance sheet liabilities:
Project debt	-	-	-
Debt of joint ventures - Entergy's share	387	325	62
Leases - Entergy's share	501	395	106
Total off-balance sheet liabilities	888	720	168
Net debt to net capital ratio	46.6%	48.9%	(2.3%)
Net debt ratio including off-balance sheet liabilities	49.3%	51.1%	(1.8%)

(p) As-reported metrics are computed in accordance with GAAP as they include all components of net income, including special items. Operational metrics are non-GAAP measures as they are calculated using operational net income, which excludes the impact of special items. Reconciliations of operational earnings per share to as-reported earnings per share can be found in Appendix B.

VIII. Capital Expenditures

Entergy's capital plan from 2003 through 2005 includes $3.7 billion for investment; $2.9 billion of this amount is associated with capital projects that maintain Entergy's existing assets. The remaining $0.8 billion is associated with previously identified investments such as the steam generator replacement at Arkansas Nuclear One Unit 1, nuclear plant power uprates at Entergy Nuclear, the costs associated with the recently completed gas-fired power plant in Entergy's non-nuclear wholesale assets business, and a previously deferred equity investment for Entergy's interest in Entergy-Koch.

Table 14 provides a summary of planned capital expenditures for the period 2003 through 2005.

Table 14: Entergy Corporation Planned Capital Expenditures
2003-2005
($ in billions)	2003	2004	2005	Total
Maintenance capital
U. S. Utility	0.8	0.8	0.9	2.5
Entergy Nuclear	0.1	0.2	0.1	0.4
Energy Commodity Services	-	-	-	-
Subtotal	0.9	1.0	1.0	2.9
Other capital commitments
U. S. Utility	0.3	0.1	0.1	0.5
Entergy Nuclear	0.1	-	-	0.1
Energy Commodity Services	0.1	0.1	-	0.2
Subtotal	0.5	0.2	0.1	0.8
Total Planned Capital Expenditures	1.4	1.2	1.1	3.7

IX. Debt Refinancing

Entergy has $173 million of debt that matures in the remainder of 2003, $111 million or 64 percent of which is associated with the Utility. The remaining Utility maturity is expected to be refinanced in fourth quarter 2003. Entergy expects to fund, (i.e., retire), the remaining Entergy Nuclear 2003 maturity with cash. During third quarter 2003, $540 million of debt maturities were refinanced. Refinancing activity may be modified periodically in response to changing market conditions and capital needs.

Table 15 provides details on Entergy's 2003 debt maturities and refinancing activity.

Table 15: Entergy Corporation and Subsidiaries Debt Maturity and Refinancing Schedule(q)
($ in millions)
Scheduled maturities at December 31, 2002	2003	2004	2005-2009	2010+	Total
U. S. Utility	1,111	855	1,373	3,314	6,653
Parent	-	595	267	-	862
Entergy Nuclear	87	91	344	161	683
Energy Commodity Services	79	-	-	-	79
Total	1,277	1,541	1,984	3,475	8,277

Financings, refinancings and cash repayments completed through September 30, 2003
U. S. Utility	(1,000)	(405)	445	628	(332)
Parent	-	(130)	222	161	253
Entergy Nuclear	(25)	(22)	(76)	15	(108)
Energy Commodity Services	(79)	-	-	-	(79)
Total	(1,104)	(557)	591	804	(266)

Remaining maturities as of September 30, 2003
U. S. Utility	111	450	1,818	3,942	6,321
Parent	-	465	489	161	1,115
Entergy Nuclear	62	69	268	176	575
Energy Commodity Services	-	-	-	-	-
Total	173	984	2,575	4,279	8,011

(q) Long-term debt, including current portion.

X. Earnings Guidance

"With three quarters of 2003 behind us we feel confident in our ability to achieve our financial objectives this year," said C. John Wilder, Entergy's chief financial officer. "Each of our businesses continues to respond well to challenges ranging from depressed energy markets to a struggling economy and even highly unusual regional blackout conditions. We have clear visibility on 2003 earnings and are therefore adjusting our guidance to a range of $4.15 to $4.25 per share on an operational basis, which is at the upper end of our previous guidance range of $4.05 to $4.25 per share. We will record a special charge in fourth quarter 2003, estimated to be $0.35 to $0.45 per share, in connection with our voluntary severance program. This charge will impact as-reported earnings and we therefore are adjusting our as-reported 2003 guidance range to $4.02 to $4.22 per share. Finally, our businesses going forward are very solid and thus we affirm as-reported and operational earnings guidance for 2004 in the range of $4.10 to $4.30 per share."

Entergy's 2003 earnings guidance is detailed in Table 16 below, with September 2003 year-to-date actual results as its starting point. This table reflects the projected changes in the earnings profile for each of Entergy's businesses for the remainder of 2003 based upon how the fourth quarter of 2003 is expected to differ from the fourth quarter of 2002.

Table 16: 2003 Earnings Per Share Guidance Based on September 2003 Year-To-Date Earnings
(Per share in U.S. $)

	Sept. 2003 Year-To-Date	Operational/Special Item Changes October-December 2003			2003 Guidance Range
			Range of Impact
Utility
As-Reported	2.18
Less special items	(0.38)	Operational items:
Operational	2.56	2002 Operational Results (normal weather)	0.19	0.19
		Increased revenues due to rate actions at EMI and ENOI	0.05	0.05
		Sales growth partially offset by cogeneration losses	-	0.01
		Increased O&M, depreciation, other	(0.04)	(0.03)
		Total Operational	0.20	0.22	2.76	2.78
		Special items:
		SFAS 143 Implementation	(0.09)	(0.09)
		River Bend loss provision	(0.29)	(0.29)
		Severance charge	(0.25)	(0.20)
		Total As-reported	(0.63)	(0.58)	2.13	2.20
Entergy Nuclear
As-Reported	1.31
Less special items	0.70	Operational items:
Operational	0.61	2002 Operational Results	0.15	0.15
		Increased revenues due to higher capacity factors	0.03	0.05
		Decreased O&M expense, other	0.01	0.02
		Total Operational	0.19	0.22	0.80	0.83
		Special items:
		SFAS 143 implementation	0.70	0.70
		Severance charge	(0.20)	(0.15)
		Total As-reported	0.50	0.55	1.30	1.38
Energy Commodity Services
As-Reported	0.78
Less special items	-	Operational items:
Operational	0.78	2002 Operational Results (r)	0.04	0.04
		Income from trading operations (s)	(0.02)	-
		Income from pipeline operations (s)	(0.01)	-
		Total Operational	0.01	0.04	0.79	0.82
		Special items:
		None	-	-
		Total As-reported			0.79	0.82
Parent & Other
As-Reported	(0.08)
Less special items	0.00	Operational items:
Operational	(0.08)	2002 Operational Results	(0.11)	(0.11)
		Interest and other corporate expenses	(0.01)	0.01
		Total Operational	(0.12)	(0.10)	(0.20)	(0.18)
		Special items:
		None	-	-
		Total As-reported			(0.20)	(0.18)
Total
As-Reported	4.19
Less special items	0.32
Operational	3.87	Total Operational for 2003			4.15	4.25

		Total As-reported for 2003			4.02	4.22
  Excludes 4Q02 disproportionate sharing.
  Remainder of year at 50%, consistent with Entergy's ownership share.

Entergy's full-year 2004 earnings guidance is detailed in Table 17. In contrast to 2003 guidance, the 2004 guidance table combines results from the Utility with Parent & Other to better reflect the way Entergy views and manages these businesses. Key assumptions reflected in the earnings ranges are as follows:

  Approximately 65 percent of 2004 earnings are expected from the Utility, Parent & Other. Earnings guidance is based on existing rate plans, including the full-year impact of the rate increase put into effect June 3, 2003 at Entergy New Orleans. Incremental revenues expected in 2004 are also the result of sales growth in the 1.5 to 2.0 percent range. Earnings will also benefit from decreased interest expense and lower O&M expense driven by productivity improvements at the Utility. Increases in depreciation and other expenses are expected to partially offset these earnings improvements at Utility.

  More than 25 percent of 2004 earnings are expected from Entergy Nuclear. Increased revenues will be generated by an approximate $2 increase in the pricing of power purchase agreements, which is expected to average about $38 in 2004. A year-over-year increase in revenues will also be driven by 46 MW of power uprates completed during 2003 and the absence of the 2003 blackout. Earnings should also increase as a result of productivity improvements that will lower O&M expense. EN has sold 100 percent of the 2004 expected output of its generating assets at prices that range from $29 to $43 per megawatt hour and assumes that the remaining unsold capacity will be sold either through bilateral contracts or through the auction process. The capacity factor assumption for the fleet ranges from 92 to 95 percent, and includes planned refueling outages at Vermont Yankee in spring 2004, and at FitzPatrick and Indian Point 2 in fall 2004.

  Energy Commodity Services' guidance is based on contribution from Entergy-Koch assuming 50 percent sharing of income, consistent with Entergy's ownership share. The guidance range also reflects conservative expectations for commodity trading, lower pricing for the non-nuclear wholesale assets business, and modest year-over-year pipeline growth.

Entergy's 2004 earnings guidance is detailed in Table 17 below, with the operational guidance midpoint for 2003 earnings as its data starting points.

Table 17: 2004 Earnings Per Share Guidance
(Per share in U.S. $)

	2003 Operational Guidance Midpoint	Operational/Special Item Changes in 2004	Range of Impact		2004 Guidance Range

Utility, Parent & Other
		Operational items:
	2.58	Increased revenue due to the full year impact of rate actions	0.04	0.04
		Increased revenue due to sales growth of 1.5% to 2.0%	0.15	0.20
		Decreased 0&M expense (productivity improvements partially offset by inflationary increases)	0.02	0.03
		Decreased interest expense	0.10	0.12
		Increased depreciation expense, other	(0.14)	(0.12)
		Total Operational	0.17	0.27	2.75	2.85
		Special items:
		None
		Total As-reported	-	-	2.75	2.85
Entergy Nuclear
		Operational items:
	0.82	Increased revenue from higher contract pricing	0.09	0.10
		Increased revenue due to higher MWhs produced from uprates	0.04	0.05
		Increased revenue due to higher MWhs produced due to no blackout	0.05	0.05
		Decreased O&M expense from productivity improvements	0.10	0.13
		Total Operational	0.28	0.33	1.10	1.15
		Special items:
		None
		Total As-reported	-	-	1.10	1.15
Energy Commodity Services
		Operational items:
	0.80	Decreased contribution from Entergy-Koch (t)	(0.34)	(0.34)
		Increased losses from non-nuclear wholesale assets	(0.08)	(0.05)
		Conservative commodity trading results	(0.14)	(0.12)
		Increased income from pipeline growth	0.01	0.01
		Total Operational	(0.55)	(0.50)	0.25	0.30
		Special items:
		None
		Total As-reported	-	-	0.25	0.30
Total

Operational	4.20	Total Operational for 2004	(0.10)	0.10	4.10	4.30

		Total As-reported for 2004	-	-	4.10	4.30
  Excludes 2003 disproportionate sharing.

XI. Earnings Growth Objectives

One of Entergy's financial aspirations is to deliver near-term earnings growth of 8-10 percent, comprised of 6 percent intrinsic growth and 2-4 percnet growth from asset acquisitions. Entergy acknowledges that this goal is only reasonably achievable if additional investments are made beyond those included in the plan. Entergy has consistently maintained a disciplined policy that requires new investments to exceed (on an ex ante basis) the incremental average project cost of capital while maintaining corporate credit metrics. The capital is expected to be available to fund additional investments consistent with Entergy's credit objectives.

Over the long term, Entergy aspires to deliver earnings growth of 5-6 percent, equal to top-quartile industry growth over the last 20 years. Entergy's other financial aspirations include achieving a return of 9 percent on average invested capital in the near term, and 10 percent in the long term; achieving a single A credit rating over the long term by maintaining or improving its 45-50 percent net debt to net capital ratio and 4 times or better interest coverage; and growing the dividend annually, consistent with progress made toward the achievement of all financial aspirations.

XII. Appendices

The four appendices that follow provide additional detail on sales, statistics, regulatory information and definitions.

Appendix A provides details of kwh sales and customer statistics for the Utility.

Appendix A: Utility Electric Energy Sales & Customers
Three Months Ended September
				% Weather
	2003	2002	%	Adjusted
		(Millions of kwh)
ELECTRIC ENERGY SALES:
Residential	10,763	10,827	(0.6)	(0.4)
Commercial	7,539	7,509	0.4	0.5
Governmental	737	731	0.8	0.3
Industrial	9,975	10,839	(8.0)	(8.0)
Total to Ultimate Customers	29,014	29,906	(3.0)	(2.9)
Wholesale	2,093	2,823	(25.9)
Total Sales	31,107	32,729	(5.0)

Year to Date September
				% Weather
	2003	2002	%	Adjusted
		(Millions of kwh)
ELECTRIC ENERGY SALES:
Residential	25,776	25,303	1.9	2.0
Commercial	19,525	19,219	1.6	1.6
Governmental	2,033	2,002	1.6	1.2
Industrial	28,855	30,770	(6.2)	(6.2)
Total to Ultimate Customers	76,189	77,294	(1.4)	(1.4)
Wholesale	7,196	7,480	(3.8)
Total Sales	83,385	84,774	(1.6)

Twelve Months Ended Septermber

	2003	2002	%
		(Millions of kwh)
ELECTRIC ENERGY SALES:
Residential	33,054	31,612	4.6
Commercial	25,660	25,091	2.3
Governmental	2,709	2,628	3.1
Industrial	39,103	40,869	(4.3)
Total to Ultimate Customers	100,526	100,200	0.3
Wholesale	9,544	9,372	1.8
Total Sales	110,070	109,572	0.5

September

	2003	2002	%

ELECTRIC CUSTOMERS (YEAR TO DATE AVERAGE):
Residential	2,252,533	2,236,611	0.7
Commercial	305,976	301,737	1.4
Governmental	15,305	14,928	2.5
Industrial	42,148	41,486	1.6
Total Ultimate Customers	2,615,962	2,594,762	0.8
Wholesale	42	40	5.0
Total Customers	2,616,004	2,594,802	0.8

Appendix B provides a summary of quarterly performance measures.

Appendix B: Historical Performance Measures (see appendix D for definitions of measures) (u)
	4Q01	1Q02	2Q02	3Q02	4Q02	1Q03	2Q03	3Q03	02 YTD	03 YTD
Financial
EPS - as-reported ($)	0.09	-0.35	1.06	1.59	0.33	1.73	0.89	1.57	2.30	4.19
Less - special items ($)	-0.09	-1.15	-0.11	0.09	-0.01	0.61	-0.28	0.00	-1.17	0.32
EPS - operational ($)	0.18	0.80	1.17	1.50	0.34	1.12	1.17	1.57	3.47	3.87
Trailing Twelve Months
ROIC - as-reported (%)	7.16	5.63	5.40	5.41	5.82	8.69	8.09	8.12
ROIC - operational (%)	7.15	7.11	7.01	7.07	7.41	7.90	7.55	7.70
ROE - as-reported (%)	10.04	6.80	6.64	7.10	7.84	13.69	12.85	12.56
ROE - operational (%)	10.04	10.20	10.28	10.82	11.33	12.00	11.69	11.69
Cash Flow Interest Coverage	4.09	4.51	4.87	5.60	4.83	4.33	4.38	4.12
Net debt/net capital (%)	51.0	50.1	50.4	48.9	47.7	48.3	47.8	46.6
Utility
Generation in GWh	21,245	21,032	22,698	26,635	19,687	18,531	19,915	21,438	70,364	59,884
GWh billed
Residential	6,309	7,274	7,202	10,827	7,279	7,843	7,170	10,763	25,303	25,776
Commercial & Gov't	6,499	6,215	6,766	8,240	6,811	6,455	6,828	8,276	21,221	21,558
Industrial	10,098	9,590	10,294	10,839	10,248	9,324	9,556	9,975	30,770	28,855
O&M expense/MWh	$19.44	$16.79	$23.87	$14.01	$23.84	$14.71	$19.30	$17.66	$18.02	$18.54
Reliability
SAIFI	2.1	2.0	2.0	2.1	2.0	1.9	1.6	1.8
SAIDI	162	151	151	156	164	161	138	155
Nuclear
Net MW in operation	3,445	3,445	3,445	3,955	3,955	3,955	3,955	4,001
Avg. realized price per MWh	$35.27	$37.14	$39.88	$42.59	$40.87	$38.28	$39.78	40.67
Production cost/MWh	$19.55	$19.62	$19.40	$19.82	$22.18	$23.54	$20.85	20.03	$19.62	$21.49
Generation in GWh	7,260	7,509	7,449	8,152	6,843	8,093	7,337	8,246	23,110	23,676
Capacity factor	95.0%	100.3%	98.5%	96.8%	78.0%	93.7%	84.1%	93.6%	98.5%	90.5%

Energy Commodity Services
Entergy-Koch Trading
Electricity volatility (%)	37	39	51	57	41	86	52	34	50	62
Gas volatility (%)	80	79	54	58	50	91	45	39	64	62
Gain/loss days	2.2	2.1	1.7	2.0	1.3	1.3	1.4	1.7	1.9	1.5
Gulf South Pipeline
Throughput (Bcf/d)	2.51	2.66	2.31	2.27	2.22	2.20	1.90	1.84	2.40	1.98
Production cost ($)	0.098	0.077	0.096	0.096	0.113	0.113	0.138	0.171	0.088	0.137
Non-Nuclear Wholesale Assets
Net MW in operation	2,410	1,870	1,209	1,209	1,421	1,421	1,421	1,806

(u) As-reported metrics are computed in accordance with GAAP as they include all components of net income, including special items. Operational metrics are non-GAAP measures as they are calculated using operational net income, which excludes the impact of special items. A reconciliation of operational earnings per share to as-reported earnings per share is provided here.

Appendix C provides a summary of the key regulatory cases and events that are pending.

Appendix C: Regulatory Summary Table
Third Quarter 2003
Company/Proceeding	Authorized ROE	Pending Cases/Events
Retail Rate Regulation
Entergy Arkansas	11.0%	No cases pending. Next filing likely to come in connection with steam generator replacement at ANO in 2005.

Entergy Gulf States - TX	10.95%

Base rates frozen since Settlement order issued in June 1999. Freeze will extend until the start of retail open access, which is targeted to occur January 1, 2005. A number of activities must be completed to achieve this date including final approval by FERC of market protocols, ruling on independence of transmission authority, restart of pilot program, and completion of EGSI Business Separation Plan. Should the PUCT choose to not support retail open access, EGSI will file for new rates.

Entergy Gulf States - LA	11.1%

The 9th revenue review (2002) and prospective revenue study are currently pending before the LPSC. During discovery, the Staff requested that the Company provide updated cost of service data to reflect changes in costs, revenues, and rate base through December 31, 2002. A new procedural schedule now has been established which requires the LPSC Staff to file its Surrebuttal Testimony on December 15, 2003, which testimony will also address new issues presented by the updated 2002 cost of service information. Hearings are scheduled for May 2004. EGSI's filing included a $11.5 million rate reduction, implemented in June 2002, and requested a prospective rate increase of approximately $21.7 million. The LPSC staff filed testimony in April 2003 recommending a $30 million refund and a prospective rate reduction of at least $75 million. The company intends to vigorously oppose staff's recommendations, but the outcome cannot be predicted at this time.

Entergy Louisiana	11.3%

ELI's formula rate plan expired with the 2001 test year. ELI filed a Jurisdictional Revenue Requirement Analysis in June 2003, indicating a revenue deficiency of $170 million based on an 11.75% ROE and potential capacity purchases. A filing to request a rate increase is anticipated in mid 2004. In conjunction with the Commission staff, ELI is also pursuing the development of a new formula rate plan proposal.

Entergy Mississippi	10.64%-12.86%

Annual formula rate plan is in place based upon a December 2002 order by the MPSC which approved a $48.2 million rate increase and an ROE mid point of 11.75%. If Entergy Mississippi earns outside of the bandwidth range, rates will be adjusted on a prospective basis. If earnings are above the bandwidth range, rates are reduced by 50% of the overage, and if below, increased by 50% of the shortfall. In addition, the ROE midpoint can increase or decrease by as much as 1% based upon achievement of various performance incentives. EMI will make its next formula rate plan filing in March 2004.

Entergy New Orleans	10.25% - 13.25%

Effective June 2003 the New Orleans City Council approved a $30.2 million rate increase and a ROE mid point of 11.25% under a 2 year formula rate plan. In addition, Entergy New Orleans could realize a ROE of up to 13.25% on electric operations based on a generation performance-based rate calculation in its fuel adjustment clause.

Wholesale Rate Regulation (FERC)
System Energy Resources, Inc.	10.94%	ROE approved by July 2001 FERC order. No cases pending.

System Agreement	NA

Proceeding initiated by the LPSC and the City of New Orleans (who has since withdrawn) was requesting a reallocation of production costs among the utility operating subsidiaries. Entergy believes the current methodology of cost allocation under the agreement is appropriate. Hearings occurred in August 2003 and settlement discussions began in September. An initial decision by the FERC administrative law judge is expected in first quarter 2004.

Affiliate Transactions	NA

Eight purchase power agreements covering five generating sources from Entergy affiliates for supplies of power to ELI and ENOI are being reviewed by FERC. Certain of the contracts became effective on June 1, 2003, subject to refund. The process used to award the contracts is being challenged by various parties at FERC. The current procedural schedule calls for hearings in April 2004 with an initial FERC decision during third quarter 2004.

SeTrans	NA

October 2002 FERC declaratory order generally supported many of the elements of the SeTrans RTO proposal of which Entergy is a participant. Various issues remain unresolved, in particular issues related to tariff design. FERC decisions on remaining SeTrans' issues and its work to finalize its Standard Market Design suggest that an operational RTO is 3-5 years away.

Appendix D provides definitions of certain operational and financial performance measures referenced in this release.
Appendix D: Definitions of Operational and Financial Performance Measures
Operational Measures
Utility
Generation in GWh	Total number of GWh produced by all Utility generation facilities
GWh billed	Total number of GWh billed to all customer classes
Operation & maintenance expense	Operation, maintenance and refueling expenses per MWh generated, excluding fuel
SAIFI	System average interruption frequency index; average number per customer per year
SAIDI	System average interruption duration index; average minutes per customer per year
Reliability complaints	Number of complaints to regulators concerning reliability issues
Number of customers	Year-to-date average number of customers
Safety	Number of accidents resulting in lost time work
Competitive Businesses
Planned TWh of generation

Amount of output expected to be generated by Entergy Nuclear for nuclear units, or by non-nuclear wholesale assets for fossil and wind units, considering plant operating characteristics, outage schedules, and expected market conditions which impact dispatch

Percent of planned generation sold forward

Percent of planned generation output sold forward under capacity contracts, forward physical contracts or forward financial contracts, that may or may not require regulatory approval. All percentages reflected are consistent with assumptions used in earnings guidance

Unit-contingent power sale	Transaction under which power is supplied from a specific generation asset; if the asset is unavailable, seller is not be liable to buyer for any damages
Unit-contingent with availability guarantees

Transaction under which power is supplied from a specific generation asset; if the asset is unavailable, seller is not liable to buyer for any damages, unless the actual availability over a specified period of time is below an availability threshold specified in the contract.

Firm liquidated damages (LD)

Transaction that requires receipt or delivery of energy at a specified delivery point (usually at a market hub not associated with a specific asset); if a party fails to deliver or receive energy, defaulting party must compensate the other party as specified in the contract.

Average assumed contract price/spark spread per MWh	Price/spark spread at which generation output is expected to be sold to third parties, given existing contracts/market prices based on expected dispatch
Average expected market price/spark spread per MWh	Average price/spark spread at which uncommitted generation output is expected to be sold to third parties, given anticipated contracts/market prices based on expected dispatch
Entergy Nuclear
Net MW in operation	Installed capacity owned or operated by Entergy Nuclear
Average realized price per MWh	As-reported revenue per MWh generated for all non-utility nuclear operations
Production cost per MWh	Fuel and non-fuel operation and maintenance expenses according to accounting standards that directly relate to the production of electricity per MWh
Generation in GWh	Total number of GWh produced by all non-utility nuclear facilities
Capacity factor	Normalized percentage of the period that the plant generates power
Refueling outage duration	Number of days lost for scheduled refueling outage completed during the quarter
Energy Commodity Services
Entergy-Koch Trading
Electricity volatility

Average volatility of into-Cinergy power prices for the period. The changes in volatility numbers for the comparative prior-year periods are the result of a refinement of the definition of the initial month used in the time period selected over which the calculation of power and gas volatilities is measured

Gas volatility	Average volatility of Henry Hub spot prices for the period (See note to Electricity Volatility immediately above)
Electricity marketed (GWh)	Total physical GWh volumes marketed in the U.S. and Europe during the period
Gas marketed (Bcf/d)

Physical Bcf/d volumes marketed in the U.S. and Europe during the period. The changes in gas marketed numbers for the comparative prior-year periods are the result of an adjustment to the definition to represent only sales volumes consistent with industry standards and the addition of volumes traded in Europe

Gain/loss days	Ratio of days where aggregate trading gains exceeded trading losses across all commodities
Daily average earnings at risk

Daily value at risk in millions of dollars for the period using a 97.5% confidence level. This measure indicates that, if prices moved against the positions, the loss in neutralizing the portfolio would not be expected to exceed the calculated value at risk

Gulf South Pipeline
Throughput	Gas in Bcf/d transported by the pipeline during the period
Production cost	Cost in $/mmbtu associated with delivering gas, excluding gas expense
Non-nuclear Wholesale Assets
Net MW in operation	Total MW owned and operated
Generation in GWh	Total number of GWh produced by all non-nuclear wholesale generating assets
Average realized price per MWh	As-reported revenue per MWh generated for all non-nuclear wholesale generating assets

Appendix D: Definitions of Operational and Financial Performance Measures (continued)
Financial Measures
Operational net income	As-reported net income adjusted to exclude the impact of special items
Return on average invested capital - as-reported	12-months rolling net income adjusted to include preferred dividends and tax-effected interest expense divided by average invested capital
Return on average invested capital - operational	12-months rolling operational net income adjusted to include preferred dividends and tax-effected interest expense divided by average invested capital
Return on average common equity - as-reported	12-months rolling net income divided by average common equity
Return on average common equity - operational	12-months rolling operational net income divided by average common equity
Net margin - as-reported	12-months rolling net income divided by 12 months rolling revenue
Net margin - operational	12-months rolling operational net income divided by 12 months rolling revenue
Cash flow interest coverage	12-months operating cash flow plus 12-months rolling interest paid, divided by interest expense
Book value per share	Common equity divided by end of period shares outstanding
Revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Total gross liquidity	Sum of cash and revolver capacity
Total debt	Sum of short-term and long-term debt, capital leases, and company-obligated mandatorily redeemable preferred securities on the balance sheet less non-recourse debt, if any
Project debt	Financing at subsidiaries to support specific projects
Debt of joint ventures (Entergy share)	Debt issued for Entergy-Koch, LP and RS Cogen joint ventures
Leases (Entergy share)	Operating leases held by subsidiaries capitalized at implicit interest rate
Net debt to net capital	Gross debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents
Net debt including off-balance sheet liabilities	Sum of gross debt and off-balance sheet debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents

Entergy's common stock is listed on the New York, Chicago, and Pacific exchanges under the symbol "ETR".

Additional investor information can be accessed on-line at

www.entergy.com/earnings

Teleconference and Webcast Details

Entergy's senior management team will host an earnings teleconference at 10:00 a.m. CDT, Thursday, October 23, 2003. The call can be accessed by dialing 913-981-5571; the confirmation code is 553475. Please call no more than 15 minutes prior to the scheduled start time. The call can also be accessed and the presentation slides can be viewed via Entergy's web site at www.entergy.com/webcasts. A replay of the teleconference will be available for seven days following the teleconference by dialing 719-457-0820, confirmation code 553475. The replay will also be available on Entergy's web site at www.entergy.com/webcasts.

************************************************************************************************************************************

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: From time to time, Entergy makes statements concerning its expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although Entergy believes that these forward-looking statements and the underlying assumptions are reasonable, it cannot provide assurance that they will prove correct. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements involve a number of risks and uncertainties, and there are factors that could cause actual results to differ materially from those expressed or implied in the statements. Some of those factors include, but are not limited to: resolution of pending and future rate cases and negotiations, including various performance-based rate discussions, and other regulatory decisions, including those related to Entergy's utility supply plan, Entergy's ability to reduce its operation and maintenance costs, particularly at its Non-Utility Nuclear generating facilities including the uncertainty of negotiations with unions to agree to such reductions, the performance of Entergy's generating plants, and particularly the capacity factor at its nuclear generating facilities, prices for power generated by Entergy's unregulated generating facilities - particularly the ability to extend or replace the existing power purchase agreements for the Non-Utility Nuclear plants - and the prices and availability of power Entergy must purchase for its utility customers, Entergy's ability to develop and execute on a point of view regarding prices of electricity, natural gas, and other energy-related commodities, Entergy-Koch's profitability in trading electricity, natural gas, and other energy-related commodities, resolution of pending investigations of Entergy-Koch's past trading practices, changes in the number of participants in the energy trading market, and in their creditworthiness and risk profile, changes in the financial markets, particularly those affecting the availability of capital and Entergy's ability to refinance existing debt and to fund investments and acquisitions, actions of rating agencies, including changes in the ratings of debt and preferred stock, changes in inflation and interest rates, Entergy's ability to purchase and sell assets at attractive prices and on other attractive terms, volatility and changes in markets for electricity, natural gas, and other energy-related commodities, changes in utility regulation, including the beginning or end of retail and wholesale competition, the ability to recover net utility assets and other potential stranded costs, and the establishment of SeTrans or another regional transmission organization, changes in regulation of nuclear generating facilities and nuclear materials and fuel, including possible shutdown of Indian Point or other nuclear generating facilities, changes in law resulting from proposed federal energy legislation, changes in environmental, tax, and other laws, including requirements for reduced emissions of sulfur, nitrogen, carbon, and other substances, the economic climate, and particularly growth in Entergy's service territory, variations in weather, hurricanes, and other disasters, advances in technology, the potential impacts of threatened or actual terrorism and war, the success of Entergy's strategies to reduce taxes, the effects of litigation, changes in accounting standards, changes in corporate governance and securities law requirements and Entergy's ability to attract and retain talented management and directors.

Entergy Corporation
Consolidating Balance Sheet
September 30, 2003
(Dollars in thousands)
(Unaudited)

		U.S. Utilities	Parent & Other	Competitive Businesses	Eliminations	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash		$ 150,154	$ 5,601	$ 18,044	$ -	$ 173,799
Temporary cash investments - at cost,
which approximates market		173,367	47,524	182,692	-	403,583
Special deposits		-	165	(4)	-	162
Total cash and cash equivalents		323,521	53,290	200,732	-	577,544
Other temporary investments		16,110	2,708	-	-	18,818
Notes receivable		18	488,988	352,884	(839,877)	2,013
Accounts receivable:
Customer		517,854	14,644	-	-	532,498
Allowance for doubtful accounts		(20,263)	(2,633)	(500)	-	(23,396)
Associated companies		(5,665)	220,333	(166,535)	(48,133)	-
Other		116,736	2,985	129,937	-	249,657
Accrued unbilled revenues		408,514	19,827	-	-	428,341
Total receivables		1,017,176	255,156	(37,098)	(48,133)	1,187,100
Deferred fuel costs		288,322	-	-	-	288,322
Accumulated deferred income taxes		-	18	-	(18)	-
Fuel inventory - at average cost		122,207	-	2,342	18	124,568
Materials and supplies - at average cost		353,634	63	198,648	-	552,345
Deferred nuclear refueling outage costs		25,446	-	121,872	-	147,318
Prepayments and other		98,446	10,500	34,423	-	143,371
TOTAL		2,244,880	810,723	873,803	(888,010)	3,041,399

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity		214	9,711,285	1,096,822	(9,711,237)	1,097,083
Decommissioning trust funds		908,989	-	1,282,602	-	2,191,590
Non-utility property - at cost (less accumulated depreciation)		166,363	71,834	427	-	238,624
Other		216,785	214,391	39,753	(29,347)	441,581
TOTAL		1,292,351	9,997,510	2,419,604	(9,740,584)	3,968,878

PROPERTY, PLANT, AND EQUIPMENT

Electric		26,072,677	8,879	1,269,338	-	27,350,894
Property under capital lease		755,190	-	-	-	755,190
Natural gas		219,085	294	-	-	219,379
Construction work in progress		991,295	35,039	624,699	(3,949)	1,647,084
Nuclear fuel under capital lease		280,219	-	-	-	280,219
Nuclear fuel		14,491	-	237,422	-	251,913
TOTAL PROPERTY, PLANT AND EQUIPMENT		28,332,957	44,212	2,131,459	(3,949)	30,504,679
Less - accumulated depreciation and amortization		12,263,946	5,956	190,222	-	12,460,124
PROPERTY, PLANT AND EQUIPMENT - NET		16,069,011	38,256	1,941,237	(3,949)	18,044,555

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
SFAS 109 regulatory asset - net		805,851	-	-	-	805,851
Unamortized loss on reacquired debt		168,205	-	-	-	168,205
Other regulatory assets		1,204,701	-	-	-	1,204,701
Long-term receivables		21,884	-	-	-	21,884
Goodwill		374,099	-	3,073	-	377,172
Other		268,526	562,851	757,881	(654,072)	935,185
TOTAL		2,843,266	562,851	760,954	(654,072)	3,512,998

TOTAL ASSETS		$22,449,508	$ 11,409,340	$ 5,995,598	$(11,286,615)	28,567,830

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
September 30, 2003
(Dollars in thousands)
(Unaudited)

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt		$ 499,107	$ -	$ 71,274	$ -	$ 570,381
Notes payable:
Associated companies		-	367,469	472,291	(839,759)	-
Other		47	-	304	-	351
Account payable:
Associated companies		4,199	207,567	(173,181)	(38,584)	-
Other		458,847	28,873	85,539	-	573,259
Customer deposits		206,103	881	164	-	207,147
Taxes accrued		450,264	(77,345)	78,683	-	451,603
Accumulated deferred income taxes		35,792	-	53,860	(18)	89,634
Nuclear refueling outage costs		4,987	-	-	-	4,987
Interest accrued		130,469	10,103	19,482	-	160,053
Obligations under capital leases		154,911	-	-	-	154,911
Other		76,789	4,808	71,392	(12,299)	140,692
TOTAL		2,021,515	542,356	679,808	(890,660)	2,353,018

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued		4,472,784	28,982	79,670	-	4,581,436
Accumulated deferred investment tax credits		425,812	-	-	-	425,812
Obligations under capital leases		165,512	-	1	-	165,512
Other regulatory liabilities		267,574	-	-	-	267,574
Decommisioning		1,479,388	-	669,934	-	2,149,322
Transition to competition		79,098	-	-	-	79,098
Regulatory reserves		46,632	-	-	-	46,632
Accumulated provisions		316,824	1,671	117,969	-	436,464
Long-term debt		5,822,197	1,166,730	580,028	(128,140)	7,440,816
Preferred stock with sinking fund		20,877	-	-	-	20,877
Company-obligated mandatorily redeemable
preferred securities of subsidiary trust holding
solely junior subordinated deferrable debentures		215,000	-	-	-	215,000
Other		1,244,479	141,523	454,920	(559,989)	1,280,934
TOTAL		14,556,177	1,338,906	1,902,522	(688,129)	17,109,477

Preferred stock without sinking fund		334,337	-	532	(532)	334,337

SHAREHOLDERS' EQUITY

Common stock		2,225,870	1,373	1,451,722	(3,676,483)	2,482
Authorized shares	500,000,000
Issued shares CY	248,174,087
Paid-in capital		1,784,097	5,824,242	1,216,913	(4,128,654)	4,696,598
Retained earnings		1,640,047	4,273,589	798,263	(2,067,019)	4,644,880
Accumulated other comprehensive income (loss)		7,465	(1,929)	(10,846)	1,546	(3,765)
Less - treasury stock, at cost		120,000	569,197	43,316	(163,316)	569,197
Shares CY	19,678,683

TOTAL		5,537,479	9,528,078	3,412,736	(9,707,294)	8,770,998

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY		$22,449,508	$ 11,409,340	$ 5,995,598	$(11,286,615)	$ 28,567,830

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2002
(Dollars in thousands)
(Unaudited)

		U.S. Utilities	Parent & Other	Competitive Businesses	Eliminations	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash		$ 118,625	$ 5,011	$ 46,152	$ -	$ 169,788
Temporary cash investments - at cost,
which approximates market		969,077	24,518	171,665	-	1,165,260
Special deposits		-	31	249	-	280
Total cash and cash equivalents		1,087,702	29,560	218,066	-	1,335,328
Other temporary investments		-	-	-	-	-
Notes receivable		13	501,161	403,393	(902,490)	2,078
Accounts receivable:
Customer		321,942	1,273	-	-	323,215
Allowance for doubtful accounts		(24,421)	(2,364)	(500)	-	(27,285)
Associated companies		19,907	159,628	(137,646)	(41,889)	-
Other		112,438	1,083	131,100	-	244,621
Accrued unbilled revenues		318,101	1,032	-	-	319,133
Total receivables		747,967	160,652	(7,046)	(41,889)	859,684
Deferred fuel costs		55,653	-	-	-	55,653
Accumulated deferred income taxes		14,872	18	-	(14,890)	-
Fuel inventory - at average cost		94,183	-	2,266	18	96,467
Materials and supplies - at average cost		333,977	25	191,898	-	525,900
Deferred nuclear refueling outage costs		51,541	-	112,106	-	163,646
Prepayments and other		131,092	3,557	32,176	-	166,827
TOTAL		2,517,000	694,973	952,859	(959,251)	3,205,583

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity		214	8,897,127	823,996	(8,897,127)	824,209
Decommissioning trust funds		839,405	-	1,229,793	-	2,069,198
Non-utility property - at cost (less accumulated depreciation)		222,519	74,204	571	-	297,294
Other		21,084	33,677	559,378	(343,249)	270,889
TOTAL		1,083,222	9,005,008	2,613,738	(9,240,376)	3,461,590

PROPERTY, PLANT, AND EQUIPMENT

Electric		25,226,879	8,498	1,554,161	-	26,789,538
Property under capital lease		746,624	-	-	-	746,624
Natural gas		209,913	57	-	-	209,969
Construction work in progress		797,128	27,927	411,786	(3,949)	1,232,891
Nuclear fuel under capital lease		259,433	-	-	-	259,433
Nuclear fuel		24,475	-	239,134	-	263,609
TOTAL PROPERTY, PLANT AND EQUIPMENT		27,264,452	36,482	2,205,081	(3,949)	29,502,064
Less - accumulated depreciation and amortization		12,140,375	4,703	162,035	-	12,307,112
PROPERTY, PLANT AND EQUIPMENT - NET		15,124,077	31,779	2,043,046	(3,949)	17,194,952

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
SFAS 109 regulatory asset - net		844,105	-	-	-	844,105
Unamortized loss on reacquired debt		155,161	-	-	-	155,161
Other regulatory assets		738,328	-	-	-	738,328
Long-term receivables		24,703	-	-	-	24,703
Goodwill		374,099	-	3,073	-	377,172
Other		213,430	492,721	779,032	(538,809)	946,375
TOTAL		2,349,827	492,721	782,105	(538,809)	3,085,844

TOTAL ASSETS		$21,074,127	$10,224,481	$ 6,391,748	$(10,742,385)	$ 26,947,969

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2002
(Dollars in thousands)
(Unaudited)

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt		$ 1,110,741	$ -	$ 80,579	$ -	$ 1,191,320
Notes payable:
Associated companies		-	421,155	482,447	(903,602)	-
Other		47	-	304	-	351
Account payable:
Associated companies		(11,912)	150,651	(102,580)	(36,160)	-
Other		704,964	17,729	132,752	-	855,446
Customer deposits		198,100	179	163	-	198,442
Taxes accrued		75,044	25,943	284,328	-	385,315
Accumulated deferred income taxes		-	-	41,359	(14,890)	26,468
Nuclear refueling outage costs		14,244	-	-	-	14,244
Interest accrued		165,903	3,138	6,399	-	175,440
Obligations under capital leases		153,822	-	-	-	153,822
Other		68,830	12,844	98,147	(8,479)	171,341
TOTAL		2,479,784	631,639	1,023,898	(963,131)	3,172,189

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued		4,512,358	11,245	(272,804)	-	4,250,800
Accumulated deferred investment tax credits		447,925	-	-	-	447,925
Obligations under capital leases		155,934	-	9	-	155,943
Other regulatory liabilities		185,579	-	-	-	185,579
Decommisioning		302,202	-	1,263,796	-	1,565,997
Transition to competition		79,098	-	-	-	79,098
Regulatory reserves		56,438	-	-	-	56,438
Accumulated provisions		299,462	1,679	88,726	-	389,868
Long-term debt		5,542,438	915,611	697,352	(68,402)	7,086,999
Preferred stock with sinking fund		24,327	-	-	-	24,327
Company-obligated mandatorily redeemable
preferred securities of subsidiary trust holding
solely junior subordinated deferrable debentures		215,000	-	-	-	215,000
Other		1,044,074	103,273	503,199	(505,314)	1,145,232
TOTAL		12,864,834	1,031,808	2,280,278	(573,716)	15,603,206

Preferred stock without sinking fund		334,337	-	91,940	(91,940)	334,337

SHAREHOLDERS' EQUITY

Common stock		2,225,870	1,360	1,696,327	(3,921,075)	2,482
Authorized shares	500,000,000
Issued shares CY	248,174,087
Paid-in capital		1,784,097	5,757,779	1,030,284	(3,905,407)	4,666,753
Retained earnings		1,500,609	3,553,724	337,699	(1,453,338)	3,938,693
Accumulated other comprehensive income (loss)		4,595	(4,498)	(25,362)	2,906	(22,360)
Less - treasury stock, at cost		120,000	747,331	43,316	(163,316)	747,331
Shares CY	25,752,410

TOTAL		5,395,171	8,561,034	2,995,632	(9,113,598)	7,838,237

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY		$ 21,074,127	$ 10,224,481	$ 6,391,748	$ (10,742,385)	$ 26,947,969

*Totals may not foot due to rounding.
Entergy Corporation

Consolidating Balance Sheet
September 30, 2003 vs December 31, 2002
Increase/(Decrease)
(Dollars in thousands)
(Unaudited)

	U.S. Utilities	Parent & Other	Competitive Businesses	Eliminations	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$ 31,529	$ 590	$ (28,108)	$ -	$ 4,011
Temporary cash investments - at cost,
which approximates market	(795,710)	23,006	11,027	-	(761,677)
Special deposits	-	134	(253)	-	(118)
Total cash and cash equivalents	(764,181)	23,730	(17,334)	-	(757,784)
Other temporary investments	16,110	2,708	-	-	18,818
Notes receivable	5	(12,173)	(50,509)	62,613	(65)
Accounts receivable:
Customer	195,912	13,371	-	-	209,283
Allowance for doubtful accounts	4,158	(269)	-	-	3,889
Associated companies	(25,572)	60,705	(28,889)	(6,244)	-
Other	4,298	1,902	(1,163)	-	5,036
Accrued unbilled revenues	90,413	18,795	-	-	109,208
Total receivables	269,209	94,504	(30,052)	(6,244)	327,416
Deferred fuel costs	232,669	-	-	-	232,669
Accumulated deferred income taxes	(14,872)	-	-	14,872	-
Fuel inventory - at average cost	28,024	-	76	-	28,101
Materials and supplies - at average cost	19,657	38	6,750	-	26,445
Deferred nuclear refueling outage costs	(26,095)	-	9,766	-	(16,328)
Prepayments and other	(32,646)	6,943	2,247	-	(23,456)
TOTAL	(272,120)	115,750	(79,056)	71,241	(164,184)

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	-	814,158	272,826	(814,110)	272,874
Decommissioning trust funds	69,584	-	52,809	-	122,392
Non-utility property - at cost (less accumulated depreciation)	(56,156)	(2,370)	(144)	-	(58,670)
Other	195,701	180,714	(519,625)	313,902	170,692
TOTAL	209,129	992,502	(194,134)	(500,208)	507,288

PROPERTY, PLANT, AND EQUIPMENT

Electric	845,798	381	(284,823)	-	561,356
Property under capital lease	8,566	-	-	-	8,566
Natural gas	9,172	237	-	-	9,410
Construction work in progress	194,167	7,112	212,913	-	414,193
Nuclear fuel under capital lease	20,786	-	-	-	20,786
Nuclear fuel	(9,984)	-	(1,712)	-	(11,696)
TOTAL PROPERTY, PLANT AND EQUIPMENT	1,068,505	7,730	(73,622)	-	1,002,615
Less - accumulated depreciation and amortization	123,571	1,253	28,187	-	153,012
PROPERTY, PLANT AND EQUIPMENT - NET	944,934	6,477	(101,809)	-	849,603

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
SFAS 109 regulatory asset - net	(38,254)	-	-	-	(38,254)
Unamortized loss on reacquired debt	13,044	-	-	-	13,044
Other regulatory assets	466,373	-	-	-	466,373
Long-term receivables	(2,819)	-	-	-	(2,819)
Goodwill	-	-	-	-	-
Other	55,096	70,130	(21,151)	(115,263)	(11,190)
TOTAL	493,439	70,130	(21,151)	(115,263)	427,154

TOTAL ASSETS	$ 1,375,381	$ 1,184,858	$ (396,151)	$ (544,231)	$ 1,619,860

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
September 30, 2003 vs December 31, 2002
Increase/(Decrease)
(Dollars in thousands)
(Unaudited)

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$ (611,634)	$ -	$ (9,305)	$ -	$ (620,939)
Notes payable:
Associated companies	-	(53,686)	(10,156)	63,843	-
Other	-	-	-	-	-
Account payable:
Associated companies	16,111	56,916	(70,601)	(2,424)	-
Other	(246,117)	11,144	(47,213)	-	(282,187)
Customer deposits	8,003	702	1	-	8,705
Taxes accrued	375,220	(103,288)	(205,645)	-	66,288
Accumulated deferred income taxes	35,792	-	12,501	14,872	63,166
Nuclear refueling outage costs	(9,257)	-	-	-	(9,257)
Interest accrued	(35,434)	6,965	13,083	-	(15,387)
Obligations under capital leases	1,089	-	-	-	1,089
Other	7,959	(8,036)	(26,755)	(3,820)	(30,649)
TOTAL	(458,269)	(89,283)	(344,090)	72,471	(819,171)

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	(39,574)	17,737	352,474	-	330,636
Accumulated deferred investment tax credits	(22,113)	-	-	-	(22,113)
Obligations under capital leases	9,578	-	(8)	-	9,569
Other regulatory liabilities	81,995	-	-	-	81,995
Decommisioning	1,177,186	-	(593,862)	-	583,325
Transition to competition	-	-	-	-	-
Regulatory reserves	(9,806)	-	-	-	(9,806)
Accumulated provisions	17,362	(8)	29,243	-	46,596
Long-term debt	279,759	251,119	(117,324)	(59,738)	353,817
Preferred stock with sinking fund	(3,450)	-	-	-	(3,450)
Company-obligated mandatorily redeemable
preferred securities of subsidiary trust holding
solely junior subordinated deferrable debentures	-	-	-	-	-
Other	200,405	38,250	(48,279)	(54,675)	135,702
TOTAL	1,691,343	307,098	(377,756)	(114,413)	1,506,272

Preferred stock without sinking fund	-	-	(91,408)	91,408	-

SHAREHOLDERS' EQUITY

Common stock	-	13	(244,605)	244,592	-
Authorized shares
Issued shares CY
Paid-in capital	-	66,463	186,629	(223,247)	29,845
Retained earnings	139,438	719,865	460,564	(613,681)	706,187
Accumulated other comprehensive income (loss)	2,870	2,569	14,516	(1,360)	18,595
Less - treasury stock, at cost	-	(178,134)	-	-	(178,134)

TOTAL	142,308	967,044	417,104	(593,696)	932,760

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 1,375,381	$ 1,184,858	$ (396,151)	$ (544,231)	$ 1,619,860

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended September 30, 2003
(Dollars in thousands)
(Unaudited)

	U.S. Utilities	Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES:
Domestic electric	$ 2,236,159	$ -	$ -	$ (541)	$ 2,235,618
Natural gas	25,866	-	-	-	25,866
Competitive businesses	-	69,551	385,922	(16,833)	438,641

Total	2,262,025	69,551	385,922	(17,373)	2,700,125

OPERATING EXPENSES:
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	535,964	-	60,083	-	596,046
Purchased power	494,785	48,890	3,027	(17,265)	529,437

Gross Margin	1,231,276	20,661	322,812	(108)	1,574,642
Margin %	54.4%	29.7%	83.6%	0.6%	58.3%

Nuclear refueling outage expenses	14,881	-	25,273	-	40,154
Provision for turbine commitments, asset impairments
and restructuring charges	-	-	-	-	-
Other operation and maintenance	363,732	19,987	171,091	(338)	554,472
Decommissioning	23,131	-	12,798	-	35,929
Taxes other than income taxes	89,835	1,404	14,122	-	105,360

Total	1,522,328	70,281	286,394	(17,603)	1,861,398

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION	739,697	(730)	99,528	230	838,727

Margin %	32.7%	(1.0%)	25.8%	(1.3%)	31.1%

DEPRECIATION AND AMORTIZATION:
Depreciation and amortization	201,837	1,071	17,759	-	220,667
Other regulatory charges (credits)	(945)	-	-	-	(945)

Total	200,892	1,071	17,759	-	219,722

OPERATING INCOME (LOSS)	538,805	(1,801)	81,769	230	619,005

Margin %	23.8%	(2.6%)	21.2%	(1.3%)	22.9%

OTHER INCOME (DEDUCTIONS):
Allowance for equity funds used during construction	9,936	-	-	-	9,936
Interest and dividend income	11,177	5,381	15,786	(8,303)	24,040
Equity in earnings of unconsolidated equity affiliates	-	1	60,099	(1)	60,099
Miscellaneous - net	(2,094)	(59)	10,316	(230)	7,932

Total	19,019	5,323	86,201	(8,533)	102,007

INTEREST AND OTHER CHARGES:
Interest on long-term debt	105,904	9,348	3,207	-	118,460
Other interest - net	3,882	7,928	9,838	(8,303)	13,345
Distributions on preferred securities of subsidiaries	4,709	-	-	-	4,709
Allowance for borrowed funds used during construction	(7,968)	-	-	-	(7,968)

Total	106,527	17,276	13,045	(8,303)	128,546

INCOME (LOSS) BEFORE INCOME TAXES	451,297	(13,754)	154,925	-	592,466

INCOME TAXES	172,484	(10,657)	58,989	-	220,816

CONSOLIDATED NET INCOME (LOSS)	278,813	(3,097)	95,936	-	371,650

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER	5,876	-	-	-	5,876

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK	$ 272,937	$ (3,097)	$ 95,936	$ -	$ 365,774
Margin %	12.3%	(4.5%)	24.9%	-	13.8%

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$1.19	($0.01)	$0.42		$1.60
DILUTED	$1.17	($0.01)	$0.41		$1.57
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC					228,105,505
DILUTED					232,515,434

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended September 30, 2002
(Dollars in thousands)
(Unaudited)

	U.S. Utilities	Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES:
Domestic electric	$ 2,038,364	$ -	$ -	$ (407)	$ 2,037,957
Natural gas	18,953	-	-	-	18,953
Competitive businesses	-	8,780	403,297	(113)	411,965

Total	2,057,317	8,780	403,297	(520)	2,468,875

OPERATING EXPENSES:
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	632,167	-	40,050	-	672,217
Purchased power	226,547	441	(4,188)	(327)	222,472

Gross Margin	1,198,603	8,339	367,435	(193)	1,574,186
Margin %	58.3%	95.0%	91.1%	37.0%	63.8%

Nuclear refueling outage expenses	14,295	-	9,888	-	24,183
Provision for turbine commitments, asset impairments
and restructuring charges	-	-	(27,985)	-	(27,985)
Other operation and maintenance	358,903	17,429	188,882	(452)	564,762
Decommissioning	8,198	-	9,994	-	18,192
Taxes other than income taxes	95,368	635	11,186	-	107,189

Total	1,335,478	18,505	227,827	(780)	1,581,030

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION	721,839	(9,725)	175,470	260	887,845

Margin %	35.1%	(110.8%)	43.5%	(50.0%)	36.0%

DEPRECIATION AND AMORTIZATION:
Depreciation and amortization	195,340	1,280	17,788	-	214,408
Other regulatory charges (credits)	19,742	-	-	-	19,742

Total	215,082	1,280	17,788	-	234,150

OPERATING INCOME (LOSS)	506,757	(11,005)	157,682	260	653,695

Margin %	24.6%	(125.3%)	39.1%	(50.0%)	26.5%

OTHER INCOME (DEDUCTIONS):
Allowance for equity funds used during construction	8,726	-	-	-	8,726
Interest and dividend income	4,217	9,409	17,671	(10,609)	20,688
Equity in earnings of unconsolidated equity affiliates	-	-	44,997	-	44,997
Miscellaneous - net	5,239	634	8,091	(260)	13,704

Total	18,182	10,043	70,759	(10,869)	88,115

INTEREST AND OTHER CHARGES:
Interest on long-term debt	115,067	-	16,838	-	131,905
Other interest - net	4,200	7,825	14,850	(10,609)	16,266
Distributions on preferred securities of subsidiaries	4,709	-	-	-	4,709
Allowance for borrowed funds used during construction	(6,548)	-	-	-	(6,548)

Total	117,428	7,825	31,688	(10,609)	146,332

INCOME (LOSS) BEFORE INCOME TAXES	407,512	(8,786)	196,753	(0)	595,478

INCOME TAXES	157,886	(4,582)	75,374	-	228,678

CONSOLIDATED NET INCOME (LOSS)	249,626	(4,205)	121,380	(0)	366,800

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER	5,924	-	-	-	5,924

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK	$ 243,702	$ (4,205)	$ 121,380	$ (0)	$ 360,876
Margin %	11.8%	(47.9%)	30.1%	0.0%	14.6%

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$1.09	($0.02)	$0.54		$1.61
DILUTED	$1.07	($0.02)	$0.54		$1.59
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC					223,714,449
DILUTED					227,054,321

Entergy Corporation

Consolidating Income Statement
Three Months Ended September 30, 2003 vs. 2002
Increase/(Decrease)
(Dollars in thousands)
(Unaudited)

	U.S. Utilities	Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES:
Domestic electric	$ 197,795	$ -	$ -	$ (134)	$ 197,661
Natural gas	6,913	-	-	-	6,913
Competitive businesses	-	60,771	(17,375)	(16,720)	26,676

Total	204,708	60,771	(17,375)	(16,853)	231,250

OPERATING EXPENSES:
Operating and Maintenance:				-	-
Fuel, fuel related expenses, and gas purchased for resale	(96,203)	-	20,033	-	(76,171)
Purchased power	268,238	48,449	7,215	(16,938)	306,965

Gross Margin	32,673	12,322	(44,623)	85	456
Margin %	(3.8%)	(65.3%)	(7.5%)	(36.4%)	(5.4%)

Nuclear refueling outage expenses	586	-	15,385	-	15,971
Provision for turbine commitments, asset impairments
and restructuring charges	-	-	27,985	-	27,985
Other operation and maintenance	4,829	2,558	(17,791)	114	(10,290)
Decommissioning	14,933	-	2,804	-	17,737
Taxes other than income taxes	(5,533)	769	2,936	-	(1,829)

Total	186,850	51,776	58,567	(16,824)	280,369

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION	17,858	8,995	(75,942)	(29)	(49,119)

Margin %	(2.4%)	109.7%	(17.7%)	48.6%	(4.9%)

DEPRECIATION AND AMORTIZATION:					-
Depreciation and amortization	6,497	(209)	(29)	-	6,259
Other regulatory charges (credits)	(20,687)	-	-	-	(20,687)

Total	(14,190)	(209)	(29)	-	(14,428)

OPERATING INCOME (LOSS)	32,048	9,204	(75,913)	(29)	(34,691)

Margin %	(0.8%)	122.8%	(17.9%)	48.6%	(3.6%)

OTHER INCOME (DEDUCTIONS):
Allowance for equity funds used during construction	1,210	-	-	-	1,210
Interest and dividend income	6,960	(4,028)	(1,885)	2,306	3,353
Equity in earnings of unconsolidated equity affiliates	-	1	15,102	(1)	15,103
Miscellaneous - net	(7,333)	(693)	2,225	30	(5,771)

Total	837	(4,720)	15,442	2,336	13,895

INTEREST AND OTHER CHARGES:
Interest on long-term debt	(9,163)	9,348	(13,631)	-	(13,446)
Other interest - net	(318)	103	(5,012)	2,306	(2,921)
Distributions on preferred securities of subsidiaries	-	-	-	-	-
Allowance for borrowed funds used during construction	(1,420)	-	-	-	(1,420)

Total	(10,901)	9,451	(18,643)	2,306	(17,787)

INCOME (LOSS) BEFORE INCOME TAXES	43,786	(4,967)	(41,828)	(0)	(3,009)

INCOME TAXES	14,598	(6,076)	(16,385)	-	(7,862)

CONSOLIDATED NET INCOME (LOSS)	29,188	1,109	(25,444)	(0)	4,853

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER	(48)	-	-	-	(48)

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK	$ 29,236	$ 1,109	$ (25,444)	$ (0)	$ 4,901
Margin %	12.3%	(4.5%)	24.9%	-	13.8%

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$0.10	$0.01	($0.12)		($0.01)
DILUTED	$0.10	$0.01	($0.13)		($0.02)

Entergy Corporation

Consolidating Income Statement
Nine Months Ended September 30, 2003
(Dollars in thousands)
(Unaudited)

	U.S. Utilities	Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES:
Domestic electric	$ 5,764,781	$ -	$ -	$ (1,484)	$ 5,763,298
Natural gas	139,803	-	-	-	139,803
Competitive businesses	-	122,200	1,088,689	(22,230)	1,188,659

Total	5,904,584	122,200	1,088,689	(23,714)	7,091,760

OPERATING EXPENSES:
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,330,242	-	149,859	-	1,480,101
Purchased power	1,275,367	75,813	10,817	(23,388)	1,338,609

Gross Margin	3,298,975	46,387	928,013	(326)	4,273,050
Margin %	55.9%	38.0%	85.2%	1.4%	60.3%

Nuclear refueling outage expenses	46,083	-	73,215	-	119,298
Provision for turbine commitments, asset impairments
and restructuring charges	-	-	(7,743)	-	(7,743)
Other operation and maintenance	1,064,317	53,014	534,064	(1,015)	1,650,380
Decommissioning	69,392	-	38,395	-	107,787
Taxes other than income taxes	257,208	3,291	43,102	-	303,601

Total	4,042,609	132,118	841,709	(24,403)	4,992,033

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION	1,861,975	(9,918)	246,980	690	2,099,727

Margin %	31.5%	(8.1%)	22.7%	(2.9%)	29.6%

DEPRECIATION AND AMORTIZATION:
Depreciation and amortization	590,863	3,657	42,639	-	637,159
Other regulatory charges (credits)	18,581	-	-	-	18,581

Total	609,444	3,657	42,639	-	655,740

OPERATING INCOME (LOSS)	1,252,531	(13,575)	204,341	690	1,443,987

Margin %	21.2%	(11.1%)	18.8%	(2.9%)	20.4%

OTHER INCOME (DEDUCTIONS):
Allowance for equity funds used during construction	26,962	-	-	-	26,962
Interest and dividend income	33,215	22,928	57,150	(29,501)	83,792
Equity in earnings of unconsolidated equity affiliates	-	1	258,451	(1)	258,451
Miscellaneous - net	(118,496)	2,223	33,058	(689)	(83,904)

Total	(58,319)	25,152	348,659	(30,191)	285,301

INTEREST AND OTHER CHARGES:
Interest on long-term debt	317,069	23,356	12,997	-	353,422
Other interest - net	11,556	34,462	26,118	(29,501)	42,636
Distributions on preferred securities of subsidiaries	14,128	-	-	-	14,128
Allowance for borrowed funds used during construction	(21,136)	-	-	-	(21,136)

Total	321,617	57,818	39,115	(29,501)	389,050

INCOME (LOSS) BEFORE INCOME TAXES	872,595	(46,241)	513,885	-	1,340,238

INCOME TAXES	331,152	(30,077)	197,993	-	499,068

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGE	541,443	(16,164)	315,892	-	841,170

CUMULATIVE EFFECT OF ACCOUNTING CHANGE (net of taxes)	(21,333)	-	164,255	-	142,922

CONSOLIDATED NET INCOME (LOSS)	520,110	(16,164)	480,147	-	984,092

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER	17,669	-	-	-	17,669

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK	$ 502,441	$ (16,164)	$ 480,147	$ -	$ 966,423
Margin %	8.8%	(13.2%)	44.1%	-	13.9%

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$2.22	($0.07)	$2.12		$4.27
DILUTED	$2.18	($0.08)	$2.09		$4.19
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC					226,145,567
DILUTED					230,388,260

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Nine Months Ended September 30, 2002
(Dollars in thousands)
(Unaudited)

	U.S. Utilities	Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES:
Domestic electric	$ 5,127,052	$ -	$ -	$ (1,330)	$ 5,125,722
Natural gas	90,313	-	-	-	90,313
Competitive businesses	-	30,594	1,181,870	(2,210)	1,210,254

Total	5,217,365	30,594	1,181,870	(3,540)	6,426,289

OPERATING EXPENSES:
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,452,183	-	160,307	-	1,612,490
Purchased power	567,016	865	60,337	(2,742)	625,476

Gross Margin	3,198,166	29,729	961,226	(798)	4,188,323
Margin %	61.3%	97.2%	81.3%	22.5%	65.2%

Nuclear refueling outage expenses	44,682	-	29,375	-	74,057
Provision for turbine commitments, asset impairments
and restructuring charges	-	-	391,557	-	391,557
Other operation and maintenance	1,223,404	57,215	537,088	(1,576)	1,816,131
Decommissioning	24,589	-	29,984	-	54,573
Taxes other than income taxes	256,742	1,958	33,054	-	291,753

Total	3,568,616	60,038	1,241,702	(4,319)	4,866,037

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION	1,648,749	(29,444)	(59,832)	779	1,560,252

Margin %	31.6%	(96.2%)	(5.1%)	(22.0%)	24.3%

DEPRECIATION AND AMORTIZATION:
Depreciation and amortization	573,385	4,095	47,928	-	625,407
Other regulatory charges (credits)	(149,340)	-	-	-	(149,340)

Total	424,045	4,095	47,928	-	476,067

OPERATING INCOME (LOSS)	1,224,704	(33,539)	(107,760)	779	1,084,185

Margin %	23.5%	(109.6%)	(9.1%)	(22.0%)	16.9%

OTHER INCOME (DEDUCTIONS):
Allowance for equity funds used during construction	23,730	-	-	-	23,730
Interest and dividend income	19,566	25,368	53,413	(26,423)	71,924
Equity in earnings of unconsolidated equity affiliates	-	-	128,248	-	128,248
Miscellaneous - net	(3,018)	5,774	11,771	(779)	13,749

Total	40,279	31,142	193,432	(27,202)	237,651

INTEREST AND OTHER CHARGES:
Interest on long-term debt	327,004	-	49,821	-	376,825
Other interest - net	23,881	24,721	34,468	(26,423)	56,646
Distributions on preferred securities of subsidiaries	14,128	-	-	-	14,128
Allowance for borrowed funds used during construction	(18,478)	-	-	-	(18,478)

Total	346,535	24,721	84,289	(26,423)	429,121

INCOME (LOSS) BEFORE INCOME TAXES	918,448	(27,118)	1,383	(0)	892,715

INCOME TAXES	359,798	(12,258)	3,775	-	351,314

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGE	558,651	(14,859)	(2,392)	(0)	541,401

CUMULATIVE EFFECT OF ACCOUNTING CHANGE (net of taxes)	-	-	-	-	-

CONSOLIDATED NET INCOME (LOSS)	558,651	(14,859)	(2,391)	(0)	541,401

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER	17,796	-	-	-	17,796

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK	$ 540,855	$ (14,859)	$ (2,391)	$ (0)	$ 523,605
Margin %	10.4%	(48.6%)	(0.2%)	0.0%	8.1%

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$2.42	($0.07)	($0.01)		$2.34
DILUTED	$2.38	($0.07)	($0.01)		$2.30
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC					223,336,005
DILUTED					227,402,737

Entergy Corporation

Consolidating Income Statement
Nine Months Ended September 30, 2003 vs. 2002
Increase/(Decrease)
(Dollars in thousands)
(Unaudited)

	U.S. Utilities	Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES:
Domestic electric	$ 637,729	$ -	$ -	$ (154)	$ 637,576
Natural gas	49,490	-	-	-	49,490
Competitive businesses	-	91,606	(93,181)	(20,020)	(21,595)

Total	687,219	91,606	(93,181)	(20,174)	665,471

OPERATING EXPENSES:
Operating and Maintenance:				-	-
Fuel, fuel related expenses, and gas purchased for resale	(121,941)	-	(10,448)	-	(132,389)
Purchased power	708,351	74,948	(49,520)	(20,646)	713,133

Gross Margin	100,809	16,658	(33,213)	472	84,726
Margin %	(5.4%)	(59.2%)	3.9%	(21.2%)	(4.9%)

Nuclear refueling outage expenses	1,401	-	43,840	-	45,241
Provision for turbine commitments, asset impairments
and restructuring charges	-	-	(399,300)	-	(399,300)
Other operation and maintenance	(159,087)	(4,201)	(3,024)	561	(165,751)
Decommissioning	44,803	-	8,411	-	53,214
Taxes other than income taxes	466	1,333	10,048	-	11,848

Total	473,993	72,080	(399,993)	(20,084)	125,996

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION	213,226	19,526	306,812	(89)	539,474

Margin %	(0.1%)	88.1%	27.7%	19.1%	5.3%

DEPRECIATION AND AMORTIZATION:					-
Depreciation and amortization	17,478	(438)	(5,289)	-	11,752
Other regulatory charges (credits)	167,921	-	-	-	167,921

Total	185,399	(438)	(5,289)	-	179,673

OPERATING INCOME (LOSS)	27,827	19,964	312,101	(89)	359,801

Margin %	(2.3%)	98.5%	27.9%	19.1%	3.5%

OTHER INCOME (DEDUCTIONS):
Allowance for equity funds used during construction	3,232	-	-	-	3,232
Interest and dividend income	13,649	(2,440)	3,737	(3,078)	11,868
Equity in earnings of unconsolidated equity affiliates	-	1	130,203	(1)	130,204
Miscellaneous - net	(115,479)	(3,551)	21,287	90	(97,653)

Total	(98,598)	(5,990)	155,227	(2,989)	47,651

INTEREST AND OTHER CHARGES:
Interest on long-term debt	(9,935)	23,356	(36,824)	-	(23,403)
Other interest - net	(12,325)	9,742	(8,350)	(3,078)	(14,011)
Distributions on preferred securities of subsidiaries	-	-	-	-	-
Allowance for borrowed funds used during construction	(2,658)	-	-	-	(2,658)

Total	(24,918)	33,098	(45,174)	(3,078)	(40,071)

INCOME (LOSS) BEFORE INCOME TAXES	(45,853)	(19,124)	512,502	(0)	447,524

INCOME TAXES	(28,646)	(17,819)	194,218	-	147,754

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGE	(17,208)	(1,305)	318,284	(0)	299,770

CUMULATIVE EFFECT OF ACCOUNTING CHANGE (net of taxes)	(21,333)	-	164,255	-	142,922

CONSOLIDATED NET INCOME (LOSS)	(38,541)	(1,305)	482,539	(0)	442,692

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER	(127)	-	-	-	(127)

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK	$ (38,414)	$ (1,305)	$ 482,539	$ (0)	$ 442,819
Margin %	8.8%	(13.2%)	44.1%	-	13.9%

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	($0.20)	($0.00)	$2.13		$1.93
DILUTED	($0.20)	($0.01)	$2.10		$1.89

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended September 30, 2003
(Dollars in thousands)
(Unaudited)

	U.S. Utilities	Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES:
Domestic electric	$ 7,285,885	$ -	$ -	$ (1,896)	$ 7,283,990
Natural gas	174,842	-	-	-	174,842
Competitive businesses	-	132,334	1,401,728	(22,389)	1,511,673

Total	7,460,727	132,334	1,401,728	(24,285)	8,970,505

OPERATING EXPENSES:
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,819,407	-	202,799	-	2,022,207
Purchased power	1,472,700	77,287	19,321	(23,842)	1,545,466

Gross Margin	4,168,620	55,047	1,179,608	(443)	5,402,832
Margin %	55.9%	41.6%	84.2%	1.8%	60.2%

Nuclear refueling outage expenses	60,203	-	90,630	-	150,833
Provision for turbine commitments, asset impairments
and restructuring charges	-	-	29,156	-	29,156
Other operation and maintenance	1,519,481	81,416	722,856	(1,392)	2,322,362
Decommissioning	75,261	-	54,370	-	129,631
Taxes other than income taxes	333,670	3,879	54,761	-	392,310

Total	5,280,722	162,583	1,173,893	(25,234)	6,591,965

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION	2,180,005	(30,249)	227,835	950	2,378,540

Margin %	29.2%	(22.9%)	16.3%	(3.9%)	26.5%

DEPRECIATION AND AMORTIZATION:
Depreciation and amortization	787,277	4,704	58,950	-	850,931
Other regulatory charges (credits)	26,085	-	-	-	26,085

Total	813,362	4,704	58,950	-	877,016

OPERATING INCOME (LOSS)	1,366,643	(34,953)	168,885	950	1,501,524

Margin %	18.3%	(26.4%)	12.0%	(3.9%)	16.7%

OTHER INCOME (DEDUCTIONS):
Allowance for equity funds used during construction	34,890	-	-	-	34,890
Interest and dividend income	36,879	32,993	101,138	(40,818)	130,192
Equity in earnings of unconsolidated equity affiliates	(2)	1	314,084	(1)	314,083
Miscellaneous - net	(122,763)	1,694	38,256	(949)	(83,763)

Total	(50,996)	34,688	453,477	(41,768)	395,402

INTEREST AND OTHER CHARGES:
Interest on long-term debt	433,219	23,996	26,985	-	484,201
Other interest - net	15,924	44,681	36,763	(40,818)	56,550
Distributions on preferred securities of subsidiaries	18,838	-	-	-	18,838
Allowance for borrowed funds used during construction	(27,195)	-	-	-	(27,195)

Total	440,786	68,677	63,748	(40,818)	532,394

INCOME (LOSS) BEFORE INCOME TAXES	874,861	(68,942)	558,614	-	1,364,532

INCOME TAXES	285,106	(29,072)	185,657	-	441,691

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGE	589,755	(39,870)	372,957	-	922,841

CUMULATIVE EFFECT OF ACCOUNTING CHANGE (net of taxes)	(21,333)	-	164,255	-	142,922

CONSOLIDATED NET INCOME (LOSS)	568,422	(39,870)	537,212	-	1,065,763

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER	23,585	-	-	-	23,585

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK	$ 544,837	$ (39,870)	$ 537,212	$ -	$ 1,042,178
Margin %	7.3%	(30.1%)	38.3%	-	11.6%

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$2.42	($0.18)	$2.39		$4.63
DILUTED	$2.37	($0.17)	$2.34		$4.54
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC					224,990,923
DILUTED					229,454,668

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended September 30, 2002
(Dollars in thousands)
(Unaudited)

	U.S. Utilities	Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES:
Domestic electric	$ 6,522,109	$ -	$ -	$ (1,280)	$ 6,520,829
Natural gas	117,071	-	-	-	117,071
Competitive businesses	-	40,683	1,638,571	(5,558)	1,673,697

Total	6,639,180	40,683	1,638,571	(6,838)	8,311,597

OPERATING EXPENSES:
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,940,925	-	276,311	-	2,217,236
Purchased power	665,981	909	96,950	(5,766)	758,074

Gross Margin	4,032,274	39,774	1,265,310	(1,072)	5,336,287
Margin %	60.7%	97.8%	77.2%	15.7%	64.2%

Nuclear refueling outage expenses	59,805	-	38,830	-	98,634
Provision for turbine commitments, asset impairments
and restructuring charges	-	-	391,557	-	391,557
Other operation and maintenance	1,621,367	94,143	797,837	(2,382)	2,510,966
Decommissioning	32,526	-	40,313	-	72,839
Taxes other than income taxes	342,846	2,618	50,421	-	395,885

Total	4,663,450	97,670	1,692,219	(8,148)	6,445,191

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION	1,975,730	(56,987)	(53,648)	1,310	1,866,406

Margin %	29.8%	(140.1%)	(3.3%)	(19.2%)	22.5%

DEPRECIATION AND AMORTIZATION:
Depreciation and amortization	765,050	5,352	61,940	-	832,341
Other regulatory charges (credits)	(163,957)	-	-	-	(163,957)

Total	601,093	5,352	61,940	-	668,384

OPERATING INCOME (LOSS)	1,374,637	(62,339)	(115,588)	1,310	1,198,022

Margin %	20.7%	(153.2%)	(7.1%)	(19.2%)	14.4%

OTHER INCOME (DEDUCTIONS):
Allowance for equity funds used during construction	30,680	-	-	-	30,680
Interest and dividend income	31,269	32,913	73,360	(30,107)	107,435
Equity in earnings of unconsolidated equity affiliates	-	-	144,926	-	144,926
Miscellaneous - net	(18,118)	4,944	15,608	(1,309)	1,125

Total	43,831	37,857	233,894	(31,416)	284,165

INTEREST AND OTHER CHARGES:
Interest on long-term debt	443,597	-	91,775	-	535,372
Other interest - net	36,993	34,288	19,029	(30,107)	60,204
Distributions on preferred securities of subsidiaries	18,837	-	-	-	18,837
Allowance for borrowed funds used during construction	(24,179)	-	-	-	(24,179)

Total	475,248	34,288	110,804	(30,107)	590,234

INCOME (LOSS) BEFORE INCOME TAXES	943,220	(58,770)	7,502	-	891,953

INCOME TAXES	334,131	(595)	13,898	-	347,434

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGE	609,089	(58,174)	(6,396)	-	544,519

CUMULATIVE EFFECT OF ACCOUNTING CHANGE (net of taxes)	-	-	23,482	-	23,482

CONSOLIDATED NET INCOME (LOSS)	609,089	(58,174)	17,086	-	568,001

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER	23,744	-	-	-	23,744

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK	$ 585,345	$ (58,174)	$ 17,086	$ -	$ 544,257
Margin %	8.8%	(143.0%)	1.0%	-	6.5%

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$2.63	($0.27)	$0.08		$2.44
DILUTED	$2.58	($0.26)	$0.08		$2.40
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC					222,759,877
DILUTED					226,646,942

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended September 30, 2003 vs. 2002
Increase/(Decrease)
(Dollars in thousands)
(Unaudited)

	U.S. Utilities	Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES:
Domestic electric	$ 763,776	$ -	$ -	$ (616)	$ 763,161
Natural gas	57,771	-	-	-	57,771
Competitive businesses	-	91,651	(236,843)	(16,831)	(162,024)

Total	821,547	91,651	(236,843)	(17,447)	658,908

OPERATING EXPENSES:
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	(121,518)	-	(73,512)	-	(195,030)
Purchased power	806,719	76,378	(77,629)	(18,076)	787,392

Gross Margin	136,346	15,273	(85,702)	630	66,546
Margin %	(4.9%)	(56.2%)	6.9%	(13.9%)	(4.0%)

Nuclear refueling outage expenses	398	-	51,800	-	52,199
Provision for turbine commitments, asset impairments
and restructuring charges	-	-	(362,401)	-	(362,401)
Other operation and maintenance	(101,886)	(12,727)	(74,981)	990	(188,604)
Decommissioning	42,735	-	14,057	-	56,792
Taxes other than income taxes	(9,176)	1,261	4,340	-	(3,575)

Total	617,272	64,913	(518,326)	(17,086)	146,774

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION	204,275	26,738	281,483	(361)	512,134

Margin %	(0.5%)	117.2%	19.5%	15.2%	4.1%

DEPRECIATION AND AMORTIZATION:					-
Depreciation and amortization	22,227	(648)	(2,990)	-	18,590
Other regulatory charges (credits)	190,042	-	-	-	190,042

Total	212,269	(648)	(2,990)	-	208,632

OPERATING INCOME (LOSS)	(7,994)	27,386	284,473	(361)	303,503

Margin %	(2.4%)	126.8%	19.1%	15.2%	2.3%

OTHER INCOME (DEDUCTIONS):
Allowance for equity funds used during construction	4,210	-	-	-	4,210
Interest and dividend income	5,610	80	27,778	(10,711)	22,757
Equity in earnings of unconsolidated equity affiliates	(2)	1	169,158	(1)	169,157
Miscellaneous - net	(104,645)	(3,250)	22,648	360	(84,887)

Total	(94,827)	(3,169)	219,583	(10,351)	111,236

INTEREST AND OTHER CHARGES:
Interest on long-term debt	(10,378)	23,996	(64,790)	-	(51,172)
Other interest - net	(21,069)	10,394	17,734	(10,712)	(3,654)
Distributions on preferred securities of subsidiaries	1	-	-	-	1
Allowance for borrowed funds used during construction	(3,016)	-	-	-	(3,016)

Total	(34,462)	34,390	(47,056)	(10,712)	(57,840)

INCOME (LOSS) BEFORE INCOME TAXES	(68,359)	(10,172)	551,112	(1)	472,579

INCOME TAXES	(49,025)	(28,477)	171,759	-	94,257

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGE	(19,334)	18,304	379,353	-	378,322

CUMULATIVE EFFECT OF ACCOUNTING CHANGE (net of taxes)	(21,333)	-	140,773	-	119,440

CONSOLIDATED NET INCOME (LOSS)	(40,667)	18,304	520,126	-	497,762

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER	(159)	-	-	-	(159)

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK	$ (40,508)	$ 18,304	$ 520,126	$ -	$ 497,921
Margin %	(1.5%)	112.9%	37.3%	-	5.1%

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	($0.21)	$0.09	$2.31		$2.19
DILUTED	($0.21)	$0.09	$2.26		$2.14

*Totals may not foot due to rounding.

Entergy Corporation

Consolidated Cash Flow Statement
Three Months Ended September 30, 2003 vs. 2002
(Dollars in thousands)
(Unaudited)

	2003	2002	Variance

OPERATING ACTIVITIES
Consolidated net income	$371,652	$366,800	$4,852
Noncash items included in net income:
Reserve for regulatory adjustments	2,274	(1,917)	4,191
Other regulatory charges (credits) - net	(945)	19,742	(20,687)
Depreciation, amortization, and decommissioning	256,596	232,600	23,996
Deferred income taxes and investment tax credits	813,624	1,423	812,201
Allowance for equity funds used during construction	(9,935)	(8,726)	(1,209)
Equity in undistributed earnings of subsidiaries and unconsolidated affiliates	(55,901)	(43,286)	(12,615)
Provision for turbine commitments, asset impairments and restructuring charges	-	(27,985)	27,985
Changes in working capital:
Receivables	(58,449)	(93,386)	34,937
Fuel inventory	(3,023)	7,139	(10,162)
Accounts payable	(128,349)	77,978	(206,327)
Taxes accrued	(629,852)	241,160	(871,012)
Interest accrued	13,298	36,574	(23,276)
Deferred fuel	37,801	85,449	(47,648)
Other working capital accounts	60,854	(40,515)	101,369
Provision for estimated losses and reserves	19,576	8,774	10,802
Changes in other regulatory assets	25,678	19,679	5,999
Other	(64,082)	(14,210)	(49,872)

Net cash flow provided by operating activities	650,817	867,293	(216,476)

INVESTING ACTIVITIES
Construction/capital expenditures	(373,487)	(316,330)	(57,157)
Allowance for equity funds used during construction	9,936	8,726	1,210
Nuclear fuel purchases	(63,797)	(56,308)	(7,489)
Proceeds from sale/leaseback of nuclear fuel	80,085	27,590	52,495
Proceeds from sale of businesses	573	97,463	(96,890)
Investment in other nonregulated/nonutility properties	(191)	(181,062)	180,871
Decrease (increase) in other investments	(3,990)	(496)	(3,494)
Changes in other temporary investments - net	(15,602)	-	(15,602)
Decommissioning trust contributions and realized change in trust assets	(16,157)	(21,564)	5,407
Other regulatory investments	(31,944)	(15,507)	(16,437)
Other	(3,041)	119,346	(122,387)

Net cash flow used in investing activities	(417,615)	(338,142)	(79,473)

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	584,898	69,158	515,740
Common stock	21,701	2,864	18,837
Retirement of:
Long-term debt	(1,241,669)	(255,504)	(986,165)
Repurchase of common stock	-	(103,579)	103,579
Redemption of preferred stock	(1,200)	(455)	(745)
Changes in credit line borrowings - net	10,000	45,000	(35,000)
Dividends paid:
Common stock	(102,500)	(73,887)	(28,613)
Preferred stock	(5,876)	(5,924)	48

Net cash flow provided by (used in) financing activities	(734,646)	(322,327)	(412,319)

Effect of exchange rates on cash and cash equivalents	1,208	11,362	(10,154)

Net increase (decrease) in cash and cash equivalents	(500,236)	218,186	(718,422)

Cash and cash equivalents at beginning of period	1,077,780	730,660	347,120

Cash and cash equivalents at end of period	$577,544	$948,846	($371,302)

Entergy Corporation

Consolidated Cash Flow Statement
Year to Date September 30, 2003 vs. 2002
(Dollars in thousands)
(Unaudited)

	2003	2002	Variance

OPERATING ACTIVITIES
Consolidated net income	$984,092	$541,401	$442,691
Noncash items included in net income:
Reserve for regulatory adjustments	(9,806)	10,767	(20,573)
Other regulatory charges (credits) - net	18,581	(149,340)	167,921
Depreciation, amortization, and decommissioning	744,947	679,980	64,967
Deferred income taxes and investment tax credits	999,496	(169,905)	1,169,401
Allowance for equity funds used during construction	(26,962)	(23,730)	(3,232)
Cumulative effect of accounting change	(142,922)	-	(142,922)
Equity in undistributed earnings of subsidiaries and unconsolidated affiliates	(179,253)	(126,248)	(53,005)
Provision for turbine commitments, asset impairments and restructuring charges	(7,743)	391,557	(399,300)
Changes in working capital:
Receivables	(327,439)	(233,194)	(94,245)
Fuel inventory	(28,101)	(193)	(27,908)
Accounts payable	(282,127)	68,004	(350,131)
Taxes accrued	(642,118)	496,789	(1,138,907)
Interest accrued	(15,387)	5,158	(20,545)
Deferred fuel	(58,505)	85,998	(144,503)
Other working capital accounts	(20,785)	(83,990)	63,205
Provision for estimated losses and reserves	130,444	198	130,246
Changes in other regulatory assets	23,460	206,504	(183,044)
Other	16,208	(29,479)	45,687

Net cash flow provided by operating activities	1,176,080	1,670,277	(494,197)

INVESTING ACTIVITIES
Construction/capital expenditures	(1,051,649)	(1,053,000)	1,351
Allowance for equity funds used during construction	26,962	23,730	3,232
Nuclear fuel purchases	(190,243)	(217,398)	27,155
Proceeds from sale/leaseback of nuclear fuel	119,174	160,062	(40,888)
Proceeds from sale of businesses	25,987	244,578	(218,591)
Investment in other nonregulated/nonutility properties	(47,733)	(200,119)	152,386
Decrease (increase) in other investments	(171,045)	38,964	(210,009)
Changes in other temporary investments - net	(15,602)	150,000	(165,602)
Decommissioning trust contributions and realized change in trust assets	(65,754)	(49,458)	(16,296)
Other regulatory investments	(174,163)	(45,262)	(128,901)
Other	(8,643)	116,654	(125,297)

Net cash flow used in investing activities	(1,552,709)	(831,249)	(721,460)

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	2,067,393	368,589	1,698,804
Common stock	198,466	115,569	82,897
Retirement of:
Long-term debt	(2,238,430)	(1,166,412)	(1,072,018)
Repurchase of common stock	-	(103,579)	103,579
Redemption of preferred stock	(3,450)	(1,858)	(1,592)
Changes in credit line borrowings - net	(130,000)	379,333	(509,333)
Dividends paid:
Common stock	(259,854)	(221,215)	(38,639)
Preferred stock	(17,669)	(17,796)	127

Net cash flow provided by (used in) financing activities	(383,544)	(647,369)	263,825

Effect of exchange rates on cash and cash equivalents	2,389	5,614	(3,225)

Net increase (decrease) in cash and cash equivalents	(757,784)	197,273	(955,057)

Cash and cash equivalents at beginning of period	1,335,328	751,573	583,755

Cash and cash equivalents at end of period	$577,544	$948,846	($371,302)